UNITED STATES
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SCHEDULE 14A
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Invacare Corporation

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INVACARE
Yes, you can.

INVACARE CORPORATION

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

MAY 20, 2021

April 5, 2021

Dear Fellow Shareholder,

Enclosed are Invacare’s 2021 Proxy Statement and voting materials. The proxy statement is a means for us to communicate with the Company’s shareholders about important governance matters. We use the proxy statement to provide information about our Board of Directors, our governance practices, the alignment of our executive compensation program with the interests of our shareholders and to ask for shareholder approval of important business matters. The alignment of the Company's management and its Board of Directors with shareholders is an essential part of our relationship, helping ensure we are delivering long-term value to the Company’s owners. We appreciate your taking the time to review the enclosed information, so we can remain engaged with you as we keep pace with changes in the world around us.

As stewards of Invacare, our management team greatly values its engagement with our shareholders. In these proxy materials, we highlight key elements that demonstrate our ongoing commitment to good corporate governance. In 2020, we worked hard to mitigate the adverse impacts of the pandemic on our business and operations and delivered strong financial performance. Our results were significantly improved over the prior year, as we made continued progress on long-term value creation projects and developed a full pipeline of new products.

Shareholder Engagement
We strive to maintain an active dialogue with our shareholders throughout the year. This direct communication provides us valuable insight into the perspectives and expectations of our shareholders, while also validating the actions and initiatives we have undertaken.

Corporate Governance
We routinely evaluate Invacare’s governance practices to ensure strong Board accountability, shareholder rights, and policies that maintain investor and public trust. We are pleased with the diverse perspectives and backgrounds, deep expertise, and strong industry-specific experience on our Board. In 2021, our Board welcomed a new member, which increased our gender diversity and provided new expertise directly linked to our strategy to drive culture change toward profitable growth.

Quality of Earnings
Long-term quality of earnings is based on doing business “the right way,” so all results we generate begin with Quality. Our accomplishments over the course of 2020 were driven by our relentless drive to overcome the supply chain challenges of the global pandemic and address the demand for our medical devices, which are an essential part of patient care. The management team is centrally focused on generating sustainable profitability and delivering long-term shareholder value. The plan is straightforward: provide customers differentiated value.

Executive Compensation
Our executive compensation program aligns with our business strategies and shareholder interests. Our shareholder engagement discussions have provided consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. Our compensation program is designed to reward long-term business success, balancing rewards for in-period financial performance with material improvements to how we sustainably operate, including in ways which may not yet be yielding robust financial results. By doing both, we believe shareholders’ interests are met with short-term results, increased long-term quality of earnings performance and Company value.

Environmental, Social and Governance Responsibility
We believe Invacare’s commitment to strong principles of environmental stewardship, corporate social responsibility and good governance practices is essential to achieving our goals and delivering sustainable shareholder value. We believe that the principles of Diversity, Equity and Inclusion form an important part of our culture and are aligned with our mission of Making Life's Experiences Possible. They align "how" we conduct our business with the interests of shareholders, customers, employees, suppliers and community constituents. As we continue to advance our policies and practices in this area, our Board intends to provide guidance and oversee management's adherence to these principles.
Summary
Despite the challenges of this past year, we are pleased with our progress toward our long-term financial and strategic goals. We continue to believe that the Company has great potential to deliver sustainable value for its customers, employees and owners. We appreciate the continued interest and feedback from our shareholders. Our commitment to creating shareholder value through Invacare’s mission is unwavering.

We encourage you to use the Proxy Statement, along with other materials, such as Invacare’s Annual Report on Form 10-K, to help you participate in this year’s shareholder voting process.

Please vote your proxy. Whether or not you expect to attend the Annual Meeting in person, please return the enclosed proxy card as soon as possible to ensure your shares are represented.

Thank you for your continued support of Invacare.

Matthew E. Monaghan	C. Martin Harris, M.D.
Chairman of the Board	Lead Independent Director
President and Chief Executive Officer

Invacare Corporation
One Invacare Way, Elyria, OH 44035 USA
440-329-6000 www.invacare.com

Invacare Corporation
Notice of Annual Meeting of Shareholders
To Be Held On May 20, 2021
The 2021 Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Company's Headquarters, One Invacare Way, Elyria, Ohio on Thursday, May 20, 2021, at 8:30 A.M. EDT, for the following purposes:
1.    To elect ten Directors for a one-year term expiring in 2022;
2.    To approve and adopt Amendment No. 3 to the Invacare Corporation 2018 Equity Compensation Plan;
3.    To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2021 fiscal year;
4.    To hold an advisory vote to approve the compensation of the Company's named executive officers; and
5.    To transact any other business as may properly come before the Annual Meeting.
Holders of common shares and Class B common shares of record as of the close of business on Monday, March 23, 2021 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly vote your proxy. If you are a shareholder of record, you can vote in one of the following ways:
1.Via the internet, by using www.proxyvote.com.
2.By telephone, by calling the number on your proxy card, voting instruction card, or notice.
3.By mail, by marking, signing, dating and mailing your proxy card if you requested printed materials, or your voting instruction card
4.In person, by attending the Annual Meeting.
We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. As a result, we may impose precautionary procedures on meeting attendees or may decide to hold the Annual Meeting at a different location. If we decide to change the location of the Annual Meeting, we will announce the decision to do so in advance, and details on how to attend will be issued by press release (which will be filed with the SEC) and available at www.invacare.com. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates and continue to review guidance from public health authorities as the time for the Annual Meeting approaches. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.
By Order of the Board of Directors,
Anthony C. LaPlaca, Secretary
April 5, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 20, 2021:
The Notice of Annual Meeting Proxy Statement and the
2020 Annual Report and the means to vote by the internet are available at www.proxyvote.com

Proxy Summary
PROXY SUMMARY
The Board of Directors is pleased to present this year's notice of Annual Meeting and Proxy Statement.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, the Company is providing the following information on corporate governance highlights, Board composition, the Company’s business improvement strategy, and key executive compensation actions and decisions. This is a summary only and does not contain all the information that should be considered in connection with this proxy statement. For more complete information, please read this entire proxy statement and the Company’s 2020 Annual Report on Form 10-K before voting.
Annual Meeting of Shareholders

Date and Time	May 20, 2021 at 8:30 A.M. EDT
Place	Company's Headquarters One Invacare Way, Elyria, Ohio 44035
Record Date	March 23, 2021
Voting	Holders of outstanding common shares and Class B common shares as of the record date are entitled to vote at the Annual Meeting
Stock Symbol	IVC
Exchange	NYSE
Transfer Agent	EQ Shareowner Services

Annual Meeting Proposals

	Item of Business	Board's Recommendation	See Page(s)
(1)	To elect ten Directors for a one-year term expiring in 2022	FOR all Nominees	12-22
(2)	To approve and adopt Amendment No. 3 to the Invacare Corporation 2018 Equity Compensation Plan	FOR	35-43
(3)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2021 fiscal year	FOR	44
(4)	To hold an advisory vote to approve the compensation of the Company's named executive officers	FOR	48

Corporate Governance Highlights
We are committed to maintaining a strong corporate governance structure, which we believe promotes the long-term interests of shareholders and strengthens Board and management accountability. We believe good governance fosters trust in the Company by all stakeholders, including our shareholders, customers, employees and the communities that we serve. Our corporate governance framework includes the following features:

Proxy Summary

*	Annual election of Directors, with majority voting and resignation policy	*	Annual self-assessments and evaluation of Board and committees
*	9 of 10 Directors are independent	*	No "poison pill" in place
*	Lead Independent Director with oversight of independent Directors' executive sessions and information flow to the Board	*	Formal code of conduct, ethics hotline, and ethics training and communications to reinforce Invacare's culture of compliance
*	Shareholder majority voting standard to amend charter or code of regulations	*	Risk oversight by full Board and designated committees
*	Policy restricting Directors to serve on no more than three other public company boards	*	Prohibition of hedging, pledging, and short sales by Executive Officers and Directors
*	Board conducts annual evaluation of Chairman, President and CEO	*	Annual Say-on-Pay vote
Board Composition
Our Board has continued to undergo a transformation in recent years. As of the 2021 Annual Meeting, if all nominees are elected, average Director tenure and age will be approximately 6 years and 58 years, respectively. This represents a significant turnover since January 2014, when average tenure and age were approximately 15 years and 66 years, respectively. We are proud of the qualifications, breadth of leadership skills and industry experience, and the gender, racial and ethnic diversity, of our Board. Among our non-executive Directors, diversity by gender is 50% and diversity by race and ethnicity is 30%.

Proxy Summary
Board of Directors and Committees
Our Board is composed of individuals with the integrity, skills and expertise necessary to oversee the business. A strong philosophy of active engagement and constructive debate are guiding principles for how the Board conducts itself for the benefit of shareholders. The following table summarizes information about each of our Director nominees, whose qualifications are further described on Pages 12-22.

	Age & Director Since	Committees *	Independent	CEO Experience	Healthcare Experience	0-5 Year Tenure	Diversity**	International / Europe Experience	Financial Turn- around

Susan H. Alexander
	64 2016	RAC (Chair) Nom/Gov	☑		☑	☑	☑	☑
Julie A. Beck
	59 2019	Audit Nom/Gov	☑			☑	☑	☑	☑
Petra Danielsohn-Weil, PhD
	61 2018	Comp RAC	☑		☑	☑	☑	☑
Stephanie L. Fehr
	56 2021	Comp Nom/Gov	☑		☑	☑	☑	☑
Diana S. Ferguson
	58 2018	Audit Nom/Gov	☑			☑	☑
Marc M. Gibeley
	56 2015	Audit Comp	☑	☑	☑			☑

Proxy Summary

	Age & Director Since	Committees *	Independent	CEO Experience	Healthcare Experience	0-5 Year Tenure	Diversity**	International / Europe Experience	Financial Turn- around

C. Martin Harris, M.D.
	64 2003	Comp Nom/Gov (Chair)	☑		☑		☑
Matthew E. Monaghan
	53 2015	N/A		☑	☑			☑	☑
Clifford D. Nastas
	58 2015	Audit (Chair) RAC	☑	☑				☑	☑
Baiju R. Shah
	49 2011	Comp (Chair) RAC	☑	☑	☑		☑

* Audit - Audit Committee
Comp - Compensation and Management Development Committee
Nom/Gov - Nominating and Governance Committee
RAC - Regulatory and Compliance Committee

** gender, racial, ethnic
Our Commitment to ESG and DEI Principles
Invacare continues to develop and expand its Environmental, Social and Governance ("ESG") program, which was formerly referred to as our Corporate Social Responsibility (CSR) program. We have expanded our ESG focus to include our actions and commitment to promoting and sustaining Diversity, Equity and Inclusion ("DEI") at all levels of the organization. Last year, our Board of Directors asserted active oversight of our ESG and DEI journey by assigning oversight responsibility to the Nominating & Governance Committee to provide specific program guidance and adding program reviews as a regular agenda item at each quarterly Board meeting.
Our executive leadership believes ESG and DEI principles are important parts of our culture and are aligned with our mission of Making Life's Experiences Possible by supporting accessibility to, and enabling inclusion in, activities of daily living for the people who utilize our products and their caregivers. For our associates, some highlights of our program include:
•Expanded sustainability objectives in new product development; examples include:

Proxy Summary
◦Launched shower chair product line which replaced plastic with "green" materials;
◦Developing new respiratory product with recyclable materials and minimal mixed materials;
•Consumption of renewable energy on our Ohio campus;
•Promoting an ethical and socially conscious supply chain.
The Company believes that an innovative workforce needs to be diverse, with skills and perspectives drawn from a broad spectrum of backgrounds and experiences. We are promoting a workplace that is safe from hazards and free from discrimination and harassment, and we are training our associates on harassment prevention, the importance of diversity and bias avoidance.
The Company is proud of its diversity in the composition of the Board of Directors and executive leadership and we strive to continue to expand the diversity among our total workforce. Our global and U.S. demographics as of December 31, 2020 are summarized in the tables below:

Global Gender Demographics
	Female	Male
Manager & Above	26%	74%
Individual Contributors (1)	42%	58%
Manufacturing and Warehouse	31%	69%
Total Invacare	35%	65%

U.S. Race and Ethnicity Demographics
	Manager & Above	Individual Contributors (1)	Manufacturing and Warehouse	Total U.S.
Black / African American	5%	6%	11%	8%
Asian	5%	1%	2%	3%
Hispanic / Latino	6%	11%	40%	24%
White	82%	80%	46%	64%
Multiracial, Native American and Pacific Islander	2%	2%	1%	1%

(1) Below Manager who do not supervise others
Our ESG Report can be found at www.invacare.com, by clicking on "Corporate Social Responsibility" under the "About Us" tab.
Executive Leadership Driving Business Improvement
Invacare designs, manufactures and distributes durable medical devices that assist people with congenital, acquired and degenerative conditions. In these circumstances, the people who use our devices may be otherwise challenged with basic needs of living or may be immobile or dependent upon others for essential care. Our solutions help people with these challenges in four areas of care: move, breathe, rest, and essential hygiene.
The Company is executing a multi-year strategy to return to profitability by focusing its resources on products and services that provide greater healthcare value in clinically complex rehabilitation, respiratory therapy, and post-acute care. Key elements of the business optimization and growth plans are:
•Globally, continue to drive all business segments and product lines based on their potential to achieve a leading market position and to support profitability goals;

Proxy Summary
•In Europe, leverage centralized innovation and supply chain capabilities while reducing the cost and complexity of a legacy infrastructure;
•In North America, adjust the portfolio to consistently grow profitability amid cost increases by adding new products, reducing costs and continuing to improve customers' experience;
•In Asia Pacific, remain focused on sustainable growth and expansion in the southeast Asia region; and
•Take actions globally to reduce working capital and improve free cash flow.
COVID-19 Impact
This proxy statement includes highlights of historic business developments and discussions of our compensation and governance practices in 2020. We continue to actively monitor the impact of the COVID-19 pandemic, which significantly impacted our business in 2020 with reduced net sales, higher costs and supply chain disruptions on a global basis. The pandemic resulted in high demand for our respiratory and bed products which were deployed in the fight against COVID-19. This increased demand was offset by lower sales of our mobility and seating and lifestyle products as public health restrictions reduced access to care facilities and to our customers. During the year, we took significant actions to mitigate the negative financial and operational impacts of the pandemic. These actions included voluntary temporary reductions in salary of 10% by our named executive officers, and deferrals of 2020 salary increases and 2019 bonus payments by our broader management team, including the named executive officers, until the end of 2020. The Compensation and Management Development Committee adjusted the performance targets for incentive plans to account for the adverse impacts of the pandemic. The adjustments to our compensation programs are further discussed in the “Compensation Discussion and Analysis” section of this proxy statement.
Executive Compensation
Our executive compensation program is based on the following key principles:

Pay for Performance	Our executives are rewarded for meeting or exceeding financial and operating performance objectives and for leadership excellence, with increased at-risk compensation at higher, more influential levels.
Alignment with Shareholders' Interests	Our performance goals are established with the long-term objective of creating sustainable and profitable growth.
Attraction of Top Talent	Compensation, together with other factors, enables us to attract key talent to build our core businesses and expand as a healthcare technology company in meaningful ways.
Retention of Talent	Our compensation program is structured to appropriately motivate our important and talented employees to remain with the Company and continue making significant long-term contributions.
Compensation Governance Practices
We have several governance practices which we believe support the soundness and efficacy of our compensation programs. In short:

Proxy Summary

What We Do	What We Don't Do
☑ Pay for Performance	☒ No Gross-Ups for Excise Taxes in New Arrangements
☑ Annual Say-on-Pay Vote	☒ No Repricing Stock Options
☑ Clawback Policy	☒ No Hedging or Pledging of Company Stock
☑ Short-Term and Long-Term Incentives	☒ No Dividend Equivalents on Unvested Equity Grants
☑ Independent Compensation Consultant
☑ Stock Ownership Guidelines
☑ Limited Perquisites and No Related Tax Gross-Ups
☑ Double-Trigger Change of Control Agreements
☑ Mitigate Inappropriate Risk Taking
Executive Compensation is Tied to Performance
To promote the strategic goals of our business transformation and considering the investments being made in the Company's long-term earnings potential which may not, by their nature, each result in immediate financial improvements, the performance-based elements of our executive compensation program are based on financial and non-financial metrics that are indicative of progress toward these goals.
Our corporate performance was a key factor in our 2020 named executive officer (NEO) compensation program. Highlights of the alignment of our pay practices with performance are as follows:
•A substantial portion of the named executive officers’ total compensation is “at risk” based on performance goals.
•We utilize both long-term and short-term awards, comprised of long-term equity-based awards and an annual cash bonus award.
•A significant percentage of long-term incentive awards are performance based.
•The key metrics for our annual cash bonus awards were Free Cash Flow, which is an important indicator of the Company's overall financial performance, and Adjusted Operating Income, which is an important measure of operating performance. Combined, these metrics formed a compelling incentive to achieve good financial performance with appropriate stewardship.
•A key metric for vesting performance share awards in 2020 was Average Gross Profit Percentage, which is a leading indicator of progress on our business improvement strategy to shift in focus to higher margin, clinically complex product solutions, along with an Adjusted EBITDA performance metric that reflected the overall relative improvement of shareholder value.
The Company uses multiple performance measures and seeks to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives.

Proxy Summary

See Pages 49-91 for additional information regarding executive compensation.
Shareholder Engagement Program

The Company conducted its investor outreach program again this year, in which the Chief Executive Officer and other members of senior management, together with the independent Chair of the Board's Compensation and Management Development Committee (the "Compensation Committee"), participated. The Company contacted institutional investors who, in the aggregate, owned over 80% of the outstanding common shares as of September 30, 2020, and the two major proxy advisory firms, to request meetings. We were pleased to have held productive meetings with institutional investors that held approximately 35% of our outstanding shares and with one of the leading proxy advisory firms. Several of our largest holders and one of the proxy advisory firms indicated that they had no concerns to express with the Company and declined our meeting requests. During these engagement meetings, the Company discussed its progress on its business improvement initiatives, its Board composition, diversity and refreshment, corporate governance highlights, its ESG initiatives and DEI commitment, and its responsible performance-based pay practices. In addition, we sought input related to potential increases in the shares available under the Company's equity compensation plan. In the course of the discussions, the Company received positive feedback on these matters and engaged in constructive dialog concerning the Company's alignment of pay and performance. Overall, the Company did not receive any material concerns with its executive compensation practices, and the Company believes its practices are aligned with the interests of shareholders.
Response to Advisory Vote
Approximately 92% of the votes cast at the 2020 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of the Company's named executive officers were voted in support of the Company's executive compensation program. Advisory say-on-pay votes have been held annually since 2011, and the Board of Directors has determined that say-on-pay votes will continue to be held every year until the next shareholder vote on the frequency of say-on-pay votes. The Compensation Committee considered the results of the 2020 say on pay vote to be an indication of shareholder support for the structure of the Company's executive compensation program, its philosophy and objectives, the outcomes associated with the program and the Compensation Committee's overall governance of the executive compensation process.

Questions and Answers
QUESTIONS & ANSWERS REGARDING ANNUAL MEETING
Why am I receiving these materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 20, 2021, and any adjournments or postponements that may occur. The time, place and purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. The Notice of Annual Meeting of Shareholders, this proxy statement the 2020 annual report, and the accompanying proxy card were first furnished to shareholders on April 5, 2021.
Who is paying for this proxy solicitation?
The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, Invacare's Directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company has engaged Alliance Advisors LLC to assist with solicitation of proxies for a fee of $15,000 plus reimbursement of certain disbursements and expenses. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is entitled to vote?
Only shareholders of record at the close of business on March 23, 2021, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 34,822,377 common shares and 3,667 Class B common shares outstanding and entitled to vote.
How many votes do I have?
On each voting item, you have one vote for each outstanding common share you own as of March 23, 2021, and ten votes for each outstanding Class B common share you own as of March 23, 2021.
Except as otherwise provided by Invacare's amended and restated Articles of Incorporation or amended and restated Code of Regulations, each as amended to date, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of Directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all four proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of Directors.
The Company’s Class B common shares were authorized in 1987 and issued to then existing shareholders. Because of the transfer restrictions that apply to the Class B common shares, over time, substantially all of the Class B common shares have been converted to common shares. The Company is not permitted to issue any additional Class B common shares except in very limited circumstances, and the Company has no intention to do so. In 2018, the Company’s Board of Directors voted to discontinue providing a dividend to holders of Class B common shares, and the Company undertook an outreach campaign to contact the holders of Class B common shares to explain the change and remind them of their rights to convert their Class B shares to common shares. As of March 23, 2021, the remaining 3,667 shares of Class B common shares outstanding, with respect to which the Company has no right of redemption, represented approximately 0.11% of total voting power.
How do I vote?
If you are a shareholder of record, you can vote in one of the following ways:
1.Via the internet, by visiting www.proxyvote.com.
2.By telephone, by calling the number on your proxy card, voting instruction card, or notice.

Questions and Answers

3.By mail, by marking, signing, dating and mailing your proxy card if you requested printed materials or your voting instruction card.
4.In person, by attending the Annual Meeting.
If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the Director nominees named in proposal 1, “FOR” proposals 2, 3 and 4 and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.
The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless properly instructed to do otherwise.
If you hold common shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. If you hold your common shares in street name through a broker or other nominee, you should follow their instructions on how to vote your shares, which may include separate electronic voting instructions.
We continue to actively monitor the health and safety concerns and public health restrictions relating to the COVID-19 pandemic. As a result, we may impose precautionary procedures on meeting attendees or may decide to hold the Annual Meeting at a different location. If we decide to change the location of the Annual Meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release (which will be filed with the SEC) and available at www.invacare.com. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates and continue to review guidance from public health authorities as the time for the Annual Meeting approaches.
How do I vote my common shares held in the Invacare Retirement Savings Plan?
If you are a participant in the Invacare Retirement Savings Plan, you can instruct the plan trustee as to how to vote the number of common shares that you are entitled to vote under the plan, via the internet, by telephone, or by mail, by following the directions described above "How do I vote?" If you do not timely instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the shares credited to your account under the plan, your shares, together with all other uninstructed shares, will be voted in the same proportions that shares for which instructions were received will be voted.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote:
•“For” the election of the 10 Director nominees for a one-year term expiring in 2022;
•“For” the approval and adoption of Amendment No. 3 to the Invacare Corporation 2018 Equity Compensation Plan;
•“For” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2021 fiscal year; and
•“For” the approval of the compensation of the named executive officers.
What constitutes a quorum?
A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate combined voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the Annual Meeting. On the record date, 34,859,047 votes were represented by outstanding shares; therefore, shareholders representing at least 17,429,524 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Questions and Answers
Can I revoke or change my vote after I submit a proxy?
Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by executing and submitting a subsequent properly completed proxy card, sending a written notice to the Company's Secretary, or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the Annual Meeting of your desire to revoke your proxy and vote in person.
Can I access the Notice of Annual Meeting, Proxy Statement and 2020 Annual Report on the Internet?
The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report and the means to vote by internet are available at www.proxyvote.com.
If you want to receive a paper or email copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the methods described in the Notice that was mailed to you.
If you hold your shares in a bank or brokerage account, your bank or broker may also furnish you with these documents electronically. Please check the information provided in the proxy materials furnished to you by your bank or broker regarding the availability of this service.
Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 3 related to the ratification of the appointment of the Company's independent registered public accounting firm is a routine matter, but the other proposals in this proxy statement are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Election of Directors (Proposal 1)

ELECTION OF DIRECTORS
(Proposal No. 1)
All Director nominees are nominated for election to serve a one-year term until the Annual Meeting in 2022 or until their successors have been duly elected. Each of the nominees has indicated his or her willingness to serve as a Director if elected.
Nominees

Name	Age	Position with the Company	Director Since
Matthew E. Monaghan	53	Chairman, President & CEO	2015
Susan H. Alexander	64	Independent Director	2016
Julie A. Beck	59	Independent Director	2019
Petra Danielsohn-Weil, PhD	61	Independent Director	2018
Stephanie L. Fehr	56	Independent Director	2021
Diana S. Ferguson	58	Independent Director	2018
Marc M. Gibeley	56	Independent Director	2015
C. Martin Harris, M.D.	64	Lead Independent Director	2003
Clifford D. Nastas	58	Independent Director	2015
Baiju R. Shah	49	Independent Director	2011

Votes Required
The nominees receiving the greatest number of votes will be elected. A proxy that indicates “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the nominee or nominees indicated. Abstentions and broker non-votes will not be voted for or withheld from the election of Directors and will not be counted for purposes of determining the number of votes cast in the election of Directors. However, please note that our majority voting Director resignation procedures under our Code of Regulations require any Director nominee who receives a greater number of votes marked “Withhold Authority” than marked “For” his or her election in an uncontested election of Directors to promptly tender his or her resignation to the Board following certification of the shareholder vote. Under the Company's procedures, the Nominating and Governance Committee, or another committee comprised entirely of independent Directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider, and the Board will determine, whether to accept the resignation. The Board's determination and explanation of its decision will be promptly disclosed in a press release or Form 8-K submitted to the SEC.
Director Biographies and Qualifications
Below is certain biographical information regarding our Director nominees, as well as a discussion of the qualifications that led the Board of Directors to conclude that each Director nominee should serve as a Director of the Company. Each of the individuals listed below has a wealth of knowledge, experience and expertise developed over a lifetime of achievement. In the discussion below, we have not detailed all of the numerous factors considered by the Board, but rather have highlighted the primary qualifications that led the Board to conclude that each of the following individuals should serve as a Director. The Board of Directors believes that the current Board composition reflects an appropriately diverse group of individuals with relevant knowledge and experience that greatly benefits the Company.

Election of Directors (Proposal 1)

Susan H. Alexander
Age 64

Director Since 2016	* Nominating and Governance Committee

Independent	* Regulatory and Compliance Committee (Chair)
BACKGROUND
Susan H. Alexander has been a Director since December 2016. Ms. Alexander has served as Chief Legal Officer and Secretary, or in similarly-titled roles, of Biogen Inc. (NASDAQ: BIIB), a biopharmaceutical company, since 2006. Prior to joining Biogen, Ms. Alexander served as the Senior Vice President, General Counsel and Corporate Secretary of PAREXEL International Corporation (NASDAQ: PRXL), a biopharmaceutical services company from 2003 to 2006. From 2001 to 2003, Ms. Alexander served as General Counsel of IONA Technologies, a software company. From 1995 to 2001, Ms. Alexander served as Counsel at Cabot Corporation, a specialty chemicals and performance materials company. Prior to that, Ms. Alexander was a partner at the law firms of Hinckley, Allen & Snyder and Fine & Ambrogne. Ms. Alexander serves as Governing Trustee of Dana Farber Cancer Institute.
QUALIFICATIONS
The Board concluded that Ms. Alexander should serve as a Director of the Company primarily due to her experience in the bio- and med-tech industries gained through her legal executive leadership roles in Biogen and PAREXEL International. Ms. Alexander has a broad range of executive corporate governance and legal experience both from private law and general counsel positions in global med-tech, software and manufacturing companies and will bring strong cross-functional legal, regulatory and senior management expertise to the Board. The Board believes that Ms. Alexander’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s regulatory and compliance functions, particularly as the Company seeks to continue the transformation of its business and drive toward more clinically complex product solutions in the health care industry.

Election of Directors (Proposal 1)

Julie A. Beck
Age 59

Director Since 2019	* Audit Committee

Independent	* Nominating and Governance Committee
BACKGROUND
Julie A. Beck was appointed a Director in September 2019. Ms. Beck has served as Senior Vice President and Chief Financial Officer of NOVA Chemicals Corporation, a petrochemical company, since 2016. Prior to joining NOVA Chemicals, Ms. Beck served as Chief Financial Officer of the mining and machinery business of Joy Global, Inc., a former NYSE-listed manufacturer and servicer of heavy equipment used for minerals extraction from 2008 to 2016. From 2014 to 2016, Ms. Beck also served as Global Vice President of Supply Chain, Operational Excellence and Quality for Joy Global, Inc. Ms. Beck previously served in various positions, including Chief Financial Officer, at both Journal Register Company, a former NYSE-listed publishing organization, and Norwood Promotional Products, Inc., a global consumer products and promotional products manufacturer. Prior to that, Ms. Beck served in financial positions for Temple-Inland, Inc., a corrugated packaging and building products company, and Rockwell Automation (NYSE: ROK), an industrial automation equipment manufacturer. Ms. Beck is a certified public accountant.
QUALIFICATIONS
The Board concluded that Ms. Beck should serve as a Director of the Company primarily due to her deep expertise in finance, accounting, financial reporting and internal controls management, as well as her experience in managing global supply chain, business systems and quality control operations. Ms. Beck has extensive financial and operational management experience from positions with both private and public manufacturing, industrial and consumer businesses, including international companies with sizable and far reaching global operations. The Board believes that Ms. Beck’s background and experience will be valuable in further strengthening the Board’s financial and accounting expertise and in contributing to the Board’s oversight of the Company’s transformation and business operations, particularly the Company’s international operations.

Election of Directors (Proposal 1)

Petra Danielsohn-Weil, PhD
Age 61

Director Since 2018	* Compensation and Management Development Committee

Independent	* Regulatory and Compliance Committee
BACKGROUND

Petra Danielsohn-Weil, PhD has been a Director since May 2018. From 2014 until her retirement in August 2017, Ms. Danielsohn-Weil was the Regional President for Pfizer Essential Health - Europe. Pfizer Essential Health is a producer of non-viral anti-infectives, biosimilars and sterile injectable medicines and is a business unit of Pfizer Inc. (NYSE:PFE), a research-based, global biopharmaceutical company. Ms. Danielsohn-Weil previously served in various general management, regional and global business unit executive roles in Europe and the United States for Pfizer from 2000 through 2014. Prior to that she served in various commercial and strategic leadership roles in Europe and the US for Warner-Lambert from 1988 until its acquisition by Pfizer in 2000. She serves as a board member of NovaMedica LLP, a pharmaceutical company owned by Russian and U.S. investors and a portfolio company of Rusnano JSC Corporation. Since 2019, Ms. Danielsohn-Weil has been a member of the supervisory Board of Gruenenthal Pharma GmbH.
QUALIFICATIONS
The Board concluded that Ms. Danielsohn-Weil, PhD should serve as a Director of the Company primarily based on her wealth of executive experience leading biotech businesses in the European market, including in commercial development, business integration, research and development, sales, digital marketing, and implementing long-term strategic plans in a complex environment. In light of the Company’s significant operations in Europe, the Board believes that Ms. Danielsohn-Weil’s background and unique experience in emerging markets in the European biotech space will be invaluable as the Company seeks to continue the transformation of its business.

Election of Directors (Proposal 1)

Stephanie L. Fehr
Age 56

Director Since 2021	* Compensation and Management Development Committee

Independent	* Nominating and Governance Committee
BACKGROUND

Stephanie L. Fehr was appointed a Director on March 25, 2021. Ms. Fehr has served since 2017 as Executive Vice President and Chief Human Capital Officer of UnitedHealthcare, a division of UnitedHealth Group (NYSE: UGH), Minnetonka, MN, which provides healthcare benefits to an array of customers and markets. Prior to joining UnitedHealthcare, Ms. Fehr spent 17 years in Human Resources and Talent leadership roles with Apple Computer Inc. (NASDAQ: AAPL), Cupertino, CA, which designs, develops and sells consumer electronics, computer software, and online services from 2000 to 2017.
QUALIFICATIONS
The Board concluded that Ms. Fehr should serve as a Director of the Company primarily based on her wealth of executive level experience in human resources and talent development in leading healthcare and technology businesses. She has a wide range of experience in the design, development and implementation of talent strategies, organizational design, and leadership training. The Board believes that Ms. Fehr's background and experience in human capital leadership will be invaluable as the Company continues to drive performance excellence, business process improvement and culture and organizational change.

Election of Directors (Proposal 1)

Diana S. Ferguson
Age 58

Director Since 2018	* Audit Committee

Independent	* Nominating and Governance Committee
BACKGROUND

Diana S. Ferguson has been a Director since July 2018. Ms. Ferguson has served as Principal and Founder of Scarlett Investments LLC, a private investment company, since 2013. Ms. Ferguson served as Chief Financial Officer from 2018 to December 2020 of, and as consultant from 2013 to 2018 to, Cleveland Avenue, LLC, a venture capital firm with a focus in the food and beverage industry. From 2010 to 2011, Ms. Ferguson served as Chief Financial Officer for the Chicago Board of Education. Prior to 2010, Ms. Ferguson served as Senior Vice President and Chief Financial Officer of the Folgers Coffee Company, a maker of coffee products, and Executive Vice President and Chief Financial Officer of Merisant Worldwide Inc., a consumer staples company. Ms. Ferguson also served as Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation, a consumer goods company, and served in a number of leadership positions at Sara Lee, including Senior Vice President of Strategy and Corporate Development, as well as Treasurer, Ms. Ferguson currently serves on the Boards of Directors of Frontier Communications (NasdaqGS:FTR), Mattel, Inc. (NASDAQ:MAT), and Sally Beauty Holdings Inc. (NYSE:SBH).

QUALIFICATIONS
The Board concluded that Ms. Ferguson should serve as a Director of the Company primarily based on her more than 30 years of finance experience in the manufacturing, financial and consumer industries, as well as the public-sector. In particular, her strong background of executive leadership in corporate finance and strategic development at several multinational organizations well-qualifies her as a Director and a member of the Company’s Audit Committee. The Board believes that Ms. Ferguson’s demonstrated leadership and ability to provide strategic oversight for financial management of the Company’s resources will be invaluable during the Company’s transformation.

Election of Directors (Proposal 1)

Marc M. Gibeley
Age 56

Director Since 2015	* Audit Committee

Independent	* Compensation and Management Development Committee
BACKGROUND
Marc M. Gibeley has been a Director since November 2015. Mr. Gibeley has served as Chief Executive Officer and a Director of Nutritional Medicinals, LLC, a producer of organic whole food feeding tube formulas and meal replacements, since November 2018. Prior to that, Mr. Gibeley served as Chief Executive Officer and Director of Scientific Intake Ltd. Co., a medical device and digital healthcare company focused on weight management and the prevention of obesity related chronic diseases, from October 2016 to January 2018. Prior to that, Mr. Gibeley served as Head of Diabetes Care North America for Roche Holding AG (SIX: RO), a leading research-focused pharmaceuticals and diagnostics healthcare company from 2011 through 2016. Mr. Gibeley served as the President and Chief Executive Officer of WaveRx, a venture-backed diabetes neuropathy medical device company, from 2008 through 2011. Prior to joining WaveRx, Mr. Gibeley worked for several consumer packaged goods companies, including Procter & Gamble (NYSE: PG), Eastman Kodak (NYSE: KODK) and Kraft Foods (NASDAQ: KHC).
QUALIFICATIONS
The Board concluded that Mr. Gibeley should serve as a Director of the Company primarily due to his extensive experience in leading and managing medical device companies that have undergone substantial changes and transformed to focus on marketing products directly to consumers. He has a wide range of management expertise, including in sales, marketing, finance, customer support and product launches, as well as in regulatory affairs, manufacturing, and operations and commercial development, which has been developed over a career in consumer products businesses at various stages of development. The Board believes that Mr. Gibeley’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s strategy, finance and operations, particularly as the Company seeks to continue the transformation of its business and responds to the drive toward consumerism in the health care industry.

Election of Directors (Proposal 1)

C. Martin Harris, M.D.
Age 64	* Lead Independent Director

Director Since 2003	* Nominating and Corporate Governance Committee (Chair)

Independent	* Compensation and Management Development Committee
BACKGROUND
C Martin Harris, M.D., has been a Director since January 2003 and Lead Independent Director since May 2012. He also served as Invacare's Interim Chairman of the Board from December 2014 until May 2015. Since December 2016, Dr. Harris has served as the Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas, Austin. From 1996 until October 2016, Dr. Harris served as the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Dr. Harris served from 2000 to 2016 as the Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris serves as a Director of Thermo Fisher Scientific Inc. (NYSE: TMO), Waltham, Massachusetts, which provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics as a Director of Colgate Palmolive Company (NYSE: CL), New York, NY., a consumer products producer of household, dental and oral consumer products. As of January 4, 2021, Dr. Harris serves as a member of the MultiPlan Corporation board (NASDAQ:MPLN), New York City, which provides data analytics and technology-enabled cost management solutions to the U.S. healthcare industry. Prior to March 2021, Dr. Harris served as a Director of HealthStream, Inc. (NASDAQ: HSTM).
QUALIFICATIONS
The Board concluded that Dr. Harris should serve as a Director of the Company primarily due to his experience in the healthcare industry as a leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry. Dr. Harris is nationally recognized for his leadership in developing and organizing electronic management of medical information, including electronic medical records. Through his work with organizations such as e-Cleveland Clinic and the National Health Information Infrastructure Task Force, Dr. Harris has gained experience which enables him to provide valuable input to the Board, and ultimately the Company, as to the latest developments and trends involving the use of information to enhance healthcare diagnoses, patient outcomes and cost efficiencies. In particular, he is able to assist the Board in staying abreast of developments in technological advances in the home medical equipment industry. Dr. Harris' understanding of information technology developments in the healthcare industry and his experience in business governance matters have proven to be instrumental to the Board's management of the Company's own strategy and information technology resources.

Election of Directors (Proposal 1)

Matthew E. Monaghan
Age 53

Director Since 2015

Chairman of the Board
President and Chief Executive Officer
BACKGROUND
Matthew E. Monaghan has been the Company’s President and Chief Executive Officer since April 2015 and Chairman of the Board since May 2015. Prior to joining Invacare, Mr. Monaghan served as a business unit leader at Zimmer Holdings (now Zimmer Biomet NYSE: ZBH), a major orthopedic implant company, serving first as Vice President and General Manager of the company’s Global Hips business (December 2009 to January 2014) and later as Senior Vice President of Hips and Reconstructive Research (January 2014 until joining Invacare). While at Zimmer, Mr. Monaghan was responsible for the Hip Division’s new product development, engineering, marketing, clinical studies, quality, regulatory affairs and results of the shared sales and supply chain functions. Later, those responsibilities also included directing global research for various areas of material, process and product innovation. Prior to joining Zimmer in 2009, Mr. Monaghan spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital Management, where he led acquisitions and operational improvements of portfolio companies in medical device and consumer goods and service industries. For the first 13 years of his career, Mr. Monaghan held various engineering, financial and management positions at General Electric (NYSE: GE). Since November 2016, Mr. Monaghan has served as a Director of Syneos Health (NASDAQ: SYNH), a contract research and contract commercial organization serving the needs of pharmaceutical clients.
QUALIFICATIONS
The Board concluded that Mr. Monaghan should serve as a Director of the Company primarily due to his role as Chief Executive Officer, as well as his considerable experience in managing and operating businesses, including medical device businesses subject to FDA regulation. The Board anticipates that Mr. Monaghan, in his role as Chief Executive Officer, will provide the Board with management perspective that will be valuable in overseeing the Company’s business operations and transformation.

Election of Directors (Proposal 1)

Clifford D. Nastas
Age 58

Director Since 2015	* Audit Committee (Chair)

Independent	* Regulatory and Compliance Committee
BACKGROUND
Clifford D. Nastas has been a Director since May 2015. Mr. Nastas has served as Chief Executive Officer and President of Tempel Steel, an independent manufacturer of precision magnetic steel laminations for the motor, generator, auto and transformer industries, since May 2019. Mr. Nastas served as President and Chief Executive Officer of Radiac Abrasives Company, a manufacturer of conventional bonded and super abrasives in North America from January 2016 until December 2018. Since 2014, Mr. Nastas has been a Director of Dan T. Moore Company, Inc., a holding company of diverse advanced materials manufacturing and technology businesses and became co-chairman in 2016. Also since 2014, Mr. Nastas has served as a Director of Shorr Packaging Corporation, an ESOP-owned company that distributes packaging supplies throughout North America. Mr. Nastas served as Chief Executive Officer and a Director of Material Sciences Corporation (formerly, Nasdaq: MASC), Elk Grove Village, Illinois, a publicly traded diversified industrial manufacturing company providing high-value coated metal, acoustical and lightweight composite solutions from 2005 until the company was sold in March 2014. From 2001 to 2005, Mr. Nastas served in various capacities at Material Sciences, including as President and Chief Operating Officer. Prior to joining Material Sciences, Mr. Nastas served in various general management, sales, and manufacturing capacities with Honeywell International, formerly Allied Signal (NYSE: HON), Morris Township, New Jersey, Avery Dennison Corporation (NYSE: AVY), Glendale, California, and Ford Motor Company (NYSE: F), Dearborn, Michigan.
QUALIFICATIONS
The Board concluded that Mr. Nastas should serve as a Director of the Company primarily due to his extensive business leadership and management expertise, which includes a broad range of experience in management, operations, sales, marketing, product development and engineering in a number of global businesses, including as the CEO of a publicly-traded company. The Board believes that Mr. Nastas’ experience and background will enable him to provide the Board will valuable insight into numerous aspects of the Company’s business.

Election of Directors (Proposal 1)

Baiju R. Shah
Age 49

Director Since 2011	* Compensation and Management Development Committee (Chair)

Independent	* Regulatory and Compliance Committee
BACKGROUND
Baiju R. Shah has been a Director since May 2011. Mr. Shah serves as the President & CEO of Greater Cleveland Partnership, a metropolitan business chamber which promotes economic growth in the region, beginning in April 2021. Mr. Shah also has served as a Senior Advisor to FasterCures since 2019. Prior to April 2021, he served as the Senior Fellow for Innovation at the Cleveland Foundation since July 2019 and as Managing Director of Accelevate Ventures, an advisory firm focused on launching and accelerating innovation platforms in bioscience and health care, since March 2019. From September 2012 until February 2019, Mr. Shah served as the Chief Executive Officer and a Director of BioMotiv, LLC, a company focused on developing drug discoveries from research institutions into new medicines. Prior to that, Mr. Shah served as President and Chief Executive Officer and a Director of BioEnterprise Cleveland from 2004 to August 2012, as Senior Vice President from 2003 to 2004 and as Vice President from 2002 to 2003. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize biomedical technologies. Prior to BioEnterprise, Mr. Shah worked for McKinsey & Company, where he was a leader in its Growth and Business Building practice. Since November 2020, Mr. Shah has served as a Director of Athersys, Inc. (NASDAQ: ATHX), Cleveland, Ohio, a biotechnology company focused on regenerative medicine. In addition, Mr. Shah served as a member of the Citizens Financial Group (NYSE: CFG) advisory board from 2012 through 2018.
QUALIFICATIONS
The Board concluded that Mr. Shah should serve as a Director of the Company primarily due to his experience in the healthcare and biomedical industry gained through his leadership of BioMotiv and BioEnterprise and advisory work with FasterCures, and guidance of innovation alliances. The business insight gained through his work at BioMotiv, BioEnterprise and McKinsey & Company, in particular, and his demonstrated abilities in advancing initiatives to help companies grow and expand, provides Mr. Shah with a perspective on healthcare business and growth initiatives that is invaluable to the Board.
Invacare's Board of Directors recommends that shareholders vote “FOR” the election of all ten Director nominees for a term expiring in 2022.

Corporate Governance

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which contain principles that, along with the charters of the standing committees of the Board of Directors, provide the framework for Invacare's corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:
•responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;
•the composition of the Board, including Director independence and other qualification requirements;
•responsibilities of the Chairman of the Board, the Chief Executive Officer and the Lead Independent Director;
•the establishment and functioning of Board committees;
•executive sessions of non-management Directors;
•Chief Executive Officer succession planning;
•Board access to management, and evaluation of the Chief Executive Officer;
•communication and interaction by the Board with shareholders and other interested parties;
•share ownership guidelines for Directors and executive officers;
•engagement by an independent committee of the Board with shareholder proponents following a majority vote on a shareholder proposal; and
•periodic self-assessment by the Board and each Board committee.
A copy of the Corporate Governance Guidelines can be found on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link.
Director Independence
To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a non-employee Director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:
A non-employee Director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):
(i) has not been employed by the Company or its affiliates;
(ii) has not had an immediate family member who has been employed by the Company or its affiliates as an executive officer;
(iii) has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from the Company as may be considered relevant from time to time under the NYSE Standards, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is

Corporate Governance

not in any way contingent on continued service);
(iv) is not a partner of the Company's present internal or external auditor;
(v) does not have an immediate family member who is a partner of Invacare's present internal or external auditor;
(vi) has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(vii) does not have an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(viii) has not been employed, and does not have an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
(ix) has not been an executive officer or an employee of another company, and does not have an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in any one of the three last fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.
Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a non-employee Director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (ix) above, and:
(A) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
(B) does not serve, and does not have an immediate family member who serves, as an officer, Director or trustee of a foundation, university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).
In the event that a non-employee Director has a relationship of the type described in clauses (A) or (B) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (A) and (B), or if the Director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the Director would be independent or not. If any relationship does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph, Invacare will explain in its next proxy statement the basis for any Board of Directors determination that such relationship is immaterial.
In addition, any Director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).
The Board examined the transactions and relationships between Invacare and its affiliates and each of the Directors, any of their immediate family members and their applicable affiliates. Based on this review, the Board affirmatively determined that each of the Directors, other than Mr. Monaghan, is

Corporate Governance
independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines and the NYSE Standards.
Board Meetings, Annual Meeting of Shareholders and Attendance
During the fiscal year ended December 31, 2020, the Board of Directors held four regular quarterly meetings and ten additional meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board of Directors and (2) the total number of meetings held by committees of the Board on which he or she served during 2020. Board members are expected to attend Invacare's Annual Meeting of Shareholders in person or by video conference. Each Director then serving on the Board attended last year's annual shareholders meeting.
Executive Sessions
Independent Directors meet in executive sessions, presided over by the Company's Lead Independent Director, at the end of each of the regularly scheduled quarterly Board meetings. In addition, the Directors meet in director-only executive sessions, presided over by the Chairman of the Board, after the end of each of the regularly scheduled quarterly Board meetings.
Board Nominations and Shareholder Recommendations
The Nominating and Governance Committee has regularly retained an internationally recognized third-party executive search firm to identify candidates for independent Director positions to augment board membership. The Committee also may solicit candidate suggestions from Committee members, the Chairman of the Board, incumbent Directors, senior management or others. In 2020, the Company's retained executive search firm identified Ms. Stephanie L. Fehr as a Board candidate.
The Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management or shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chair of the Nominating and Governance Committee, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035, with the following information:
•The name and contact information for the candidate;
•A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a Director;
•A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, Director, customer, supplier, vendor or competitor of Invacare; and
•The candidate's signed consent to be a candidate and to serve as a Director if nominated and elected, including being named in Invacare's proxy statement.
Once the Nominating and Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating and Governance Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating and Governance Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Governance Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.

Corporate Governance

If additional consideration is warranted, the Nominating and Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and may ask the candidate to meet with senior management and/or other Directors. The Committee would then evaluate the candidate against the standards and qualifications set out in the Nominating and Governance Committee's charter. While the Board does not maintain a policy regarding the diversity of its members, the Nominating and Governance Committee charter specifies that a Director should have a range of experience and knowledge relevant to the Company, and that such relevant experience and knowledge may be gained through diverse or unique life experiences. The Nominating and Governance Committee and the Board believe that the current Board composition reflects a diverse group of individuals with relevant knowledge and experience that greatly benefits the Company. Additionally, the Nominating and Governance Committee will consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).
Before nominating an existing Director for re-election at an Annual Meeting, the Committee will consider:
•The Director's value to the Board; and
•Whether the Director's re-election would be consistent with Invacare's governance guidelines.
After completing the Nominating and Governance Committee's evaluation of new candidates or existing Directors whose terms are expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing Director is a valued member of the Board, then the Nominating and Governance Committee will make a recommendation to the full Board that such candidate or existing Director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating and Governance Committee and the entire Board of Directors.
Lead Independent Director
The Company has a Lead Independent Director who is responsible for coordinating the activities of the independent Directors. Dr. Harris served as Lead Independent Director in 2020. The following are the specific responsibilities of the Lead Independent Director set forth in the Company's Corporate Governance Guidelines:
(i) advising the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent and non-executive Directors can perform their duties responsibly while not interfering with the flow of Company operations;
(ii) providing the Chairman of the Board with input as to the preparation for the agendas for the Board and Committee meetings;
(iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent and non-executive Directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;
(iv) interviewing, along with the chair of the Nominating and Governance Committee, all Board candidates, and making recommendations to the Nominating and Governance Committee and the Board;
(v) assisting the Board and Company officers in assuring compliance with the Company's Corporate Governance Guidelines;

Corporate Governance
(vi) recommending revisions to the Corporate Governance Guidelines as appropriate;
(vii) coordinating and developing the agenda for and moderating executive sessions of the Board's independent Directors; acting as principal liaison between the independent Directors and the Chairman and Chief Executive Officer on sensitive issues;
(viii) evaluating, along with the members of the Compensation and Management Development Committee, the performance of the Chairman and Chief Executive Officer; meeting with the Chairman and Chief Executive Officer to discuss the Committee's evaluation of performance;
(ix) discussing with the Chairman of the Board and the Nominating and Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;
(x) responding to the concerns of any Directors, whether or not these concerns are discussed with the full Board;
(xi) with input from the Chairman of the Board, assisting the Nominating and Governance Committee in its role with the annual self-assessment and evaluation process of the Board and its committees;
(xii) acting as a resource for, and counsel to, the Chairman of the Board; and
(xiii) performing other responsibilities as delegated by the Board.
A description of the responsibilities of the Lead Independent Director also is included as Exhibit C to Invacare's Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link.
Determination of Current Board Leadership Structure
The Board believes that the Chief Executive Officer is best situated to serve as Chairman of the Board because he is the Director most familiar with the Company's business and industry. The Board believes that the combined roles of Chief Executive Officer and Chairman of the Board provides an efficient and effective leadership model for Invacare by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chief Executive Officer and Chairman, together with a Lead Independent Director having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for the Company; with the Chief Executive Officer also serving as Chairman, there is unified leadership and a focus on strategic development and execution, while the Lead Independent Director helps assure independent oversight of management.

Corporate Governance

Members of the Board Committees
The composition of the Board committees, as of April 5, 2021, is set forth below.

Director	Audit Committee	Nominating and Governance Committee	Compensation and Management Development Committee	Regulatory and Compliance Committee
Susan H. Alexander		Member		Chair
Julie A. Beck	Member	Member
Petra Danielsohn-Weil, PhD			Member	Member
Stephanie L. Fehr		Member	Member
Diana S. Ferguson	Member	Member
Marc M. Gibeley	Member		Member
C. Martin Harris, M.D. - Lead Independent Director		Chair	Member
Clifford D. Nastas	Chair			Member
Baiju R. Shah			Chair	Member

Principal Functions of the Board Committees
The Board has an Audit Committee; a Nominating and Governance Committee; a Compensation and Management Development Committee; and a Regulatory and Compliance Committee.
Audit Committee.    The Audit Committee assists the Board in monitoring (i) the integrity of Invacare's financial statements, (ii) the independence, performance and qualifications of Invacare's internal and independent auditors, (iii) Invacare's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies (iv) Invacare's risk assessment and management process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Audit Committee met seven times during 2020.
The Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that Clifford D. Nastas, the Chair of the Audit Committee, Julie A. Beck and Diana S. Ferguson each qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.
Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board (i) in identifying and recommending individuals qualified to become Directors and will consider all qualified nominees recommended by shareholders, and (ii) on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company's corporate governance and ESG policies and guidelines. Each of the current members of the Nominating and Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating and Governance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Nominating and Governance Committee met six times during 2020. Ms. Fehr joined the Board of Directors and the Nominating and Governance Committee on March 25, 2021.
Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair, equitable and aligned with the interests of shareholders and that are effective in

Corporate Governance
the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives and (ii) a management succession plan that meets Invacare's present and future needs. See “Compensation Discussion and Analysis” for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards, including the standards in Rule 303A.02(a)(ii), and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Compensation and Management Development Committee met eleven times during 2020. Ms. Fehr joined the Board of Directors and the Compensation and Management Development Committee on March 25, 2021.
Regulatory and Compliance Committee.    The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters, including medical device regulatory compliance. Each of the current members of the Regulatory and Compliance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Regulatory and Compliance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Regulatory and Compliance Committee met four times during 2020.
Board Role in Risk Oversight
Risk is inherent in any business, and the Company's management is responsible for the day-to-day management of risks that it faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and to seek assurances that it is implemented properly by management.
The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. At each quarterly meeting, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters, including a quarterly assessment of the sensitivity of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company, and discusses the Company's strategies, key challenges, and risks and opportunities. Relevant members of senior management attend significant portions of the Board's quarterly meetings, as well as many of the Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and other matters.
The Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including oversight of the Company's enterprise risk management process and its assessment and management of risk in the areas of financial reporting, internal controls, business and operations, financial statements and accounting policies and information systems. Enterprise risk assessment reports of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company are provided to the Audit Committee by management and the Company's internal auditors on a quarterly basis. The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters generally, including medical device regulatory compliance matters. The Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs, talent management and succession planning for executive officers and employment related risks. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and structure, code of conduct, insider trading, conflict of interest policies and corporate governance, as well as overseeing the membership and independence of the Board of Directors. From time to time, the Board may establish special committees to assist it in the monitoring and oversight of certain risks.

Corporate Governance

However, while these committees are responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks and committee activities through committee reports.
Codes of Ethics
Invacare has adopted a Code of Business Conduct and Ethics that applies to all Directors, officers and employees. Invacare has also adopted a separate Financial Code of Ethics that applies to its Chief Executive Officer (its principal executive officer), its Chief Financial Officer (its principal financial officer and principal accounting officer) and its controller or persons performing similar functions. Investors can find both codes on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link. Invacare will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, within four business days, on its website.
Employees have been notified that if they have any questions or concerns regarding financial integrity, legal or regulatory compliance, ethical business conduct, or activities that may be improper under the Company’s Code of Business Conduct and Ethics, or otherwise have work related concerns, they are invited to speak with their supervisor, or any other member of management at any time. They also may report any concerns in writing to the Chief Executive Officer or the Chair of the Audit Committee, or submit a report to the Company’s EthicsPoint ethics and compliance hotline reporting service, which is used to consolidate and summarize reports received. All EthicsPoint reports are reviewed by the Audit Committee.
The Company’s EthicsPoint service is not intended to replace other communication channels already in place. However, if employees have a concern regarding a financial integrity, legal or regulatory compliance, or ethics related matter, or believe they cannot communicate effectively using existing internal channels, they may report the concern through the Company’s EthicsPoint hotline reporting service by telephone or online at http://invacare.ethicspoint.com. Reports through EthicsPoint may be made anonymously and without reprisals for matters reported in good faith.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2020 or at any other time an officer or employee of the Company or any of its subsidiaries. In addition, during 2020, none of the Company's executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Company's Board or Compensation Committee. Marc M. Gibeley, C. Martin Harris M.D., Baiju R. Shah and Petra Danielsohn-Weil, PhD were the non-employee Directors who served on the Compensation Committee during 2020. Stephanie L. Fehr was appointed to the Compensation Committee on March 25, 2021.
Director Orientation Program
Each new Director is provided an orientation to become acquainted with the Company’s business, history, strategy, plans, financial statements, compliance programs, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, and public reporting and disclosure requirements and the Company’s related policies and practices. Each new Director is invited to visit one or more of the Company's facilities and is introduced to the Company’s leadership team, key management personnel, internal auditors, and independent auditors. In addition, from time to time, Directors receive information and updates on legal and regulatory changes that affect the Company, its employees and the operation of the Board. The Nominating and Governance Committee from time to time makes other recommendations regarding further educational opportunities for Directors.
Communications with the Board
Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board. Such communications may be

Corporate Governance
confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035. The status of all outstanding concerns addressed to the entire Board or only to non-management Directors will be reported to the Chairman of the Board or to the chair of the Nominating and Governance Committee, respectively, on a quarterly basis.

Director Compensation and Stock Ownership Guidelines
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Director Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to non-employee Directors for Board, committee and committee chair services. In making non-employee Director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as committee chairs, and the form and amount of compensation paid to Directors by comparable companies. The Director compensation program is intended to be equitable based on the work required of non-employee Directors serving a healthcare technology company of our size and scope, and to tie a significant portion of non-employee Directors’ compensation to shareholder interests through the grant of restricted stock units.
Early in 2020, the Compensation Committee reviewed the compensation paid to our non-employee Directors relative to our peer group (see Compensation Discussion and Analysis), which indicated that our total non-employee Director compensation was slightly below the median compensation paid by our peers. Based on this review, effective January 2020, the annual retainer was increased by $5,000 to $65,000 and the value of each non-employee Director’s annual equity compensation award was increased by $10,000. The Board of Directors, in reaction to the impacts of the COVID-19 pandemic, decided to reduce the Director retainer compensation by 20% for ninety days during 2020. The Compensation Committee periodically reviews our non-employee Director compensation and such compensation may be adjusted in the future as appropriate based on our peer group information and Company performance.
The Company's 2020 Director compensation program provided that non-employee Directors were paid the following cash compensation:

Annual Cash Retainer	$65,000
Lead Independent Director Additional Fee	20,000
Committee Chair Additional Fees:
Audit	15,000
Compensation and Management Development	15,000
Regulatory and Compliance	15,000
Nominating and Governance	10,000
Fee per meeting in excess of 24 meetings	1,500
Additionally, in March 2020, each non-employee Director was granted a restricted stock unit award of 15,439 shares, which vests in full on May 15, 2021.
Director Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its non-employee Directors for the purpose of aligning the interests of the Directors with those of the shareholders of the Company. Each non-employee Director is expected to own common shares equal in value to five (5) times the annual cash retainer fee.
“Stock ownership” is defined to include shares held directly or indirectly by the Director, all unvested restricted stock held by the Director and 30% of the shares underlying unexercised stock options held by the Director that are “in the money” by at least 20%.
Directors are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from the date they join the Board of Directors and maintain that level of stock ownership afterward. The guidelines provide that Directors are required to hold their “net shares”

Director Compensation and Stock Ownership Guidelines

from equity awards until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
All of the Directors have either met the guidelines or are pursuing goals to meet the guidelines within the established timeframe.
Director Deferred Compensation Plan
All non-employee Directors may participate in the Company’s Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation and all or a part of their annual restricted stock unit grant. Participants may choose to defer either until they leave the Board of Directors or for a specified number of years, with a minimum of two years and a maximum of ten years, as specified at the time of the participant’s deferral election.
Deferred cash compensation may be credited to a “stock-unit” account that is deemed invested in the Company’s common shares or to an account that earns interest at a rate specified by the Compensation Committee. Deferred restricted stock unit grants are credited to the stock-unit accounts. Stock-unit accounts are credited with dividend equivalent units based on the number of vested stock units credited to the account as of the applicable dividend record date. The value in a Director’s account balance is distributed to the Director in a lump sum promptly following the end of the applicable deferral period. The value in a Director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of the Company’s common shares at the end of the deferral period, and is paid to the Director in an equivalent number of common shares of the Company issued under the Invacare Corporation 2018 Equity Compensation Plan. Partial shares are rounded up or down to the nearest whole share. The value in a Director’s interest-bearing account will be paid to the Director in cash.
In 2020, Ms. Ferguson elected to defer 100% of her 2020 restricted stock unit grant until her separation from the Board.
Fiscal 2020 Director Compensation Table

Name (10)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Susan H. Alexander	79,750	(2)	111,161	190,911
Julie A. Beck	70,750	(3)	111,161	181,911
Petra Danielsohn-Weil, PhD	72,250	(4)	111,161	183,411
Diana S. Ferguson	72,250	(5)	111,161	183,411
Marc M. Gibeley	75,250	(6)	111,161	186,411
C. Martin Harris, M.D.	100,750	(7)	111,161	211,911
Clifford D. Nastas	85,000	(8)	111,161	196,161
Baiju R. Shah	87,250	(9)	111,161	198,411
(1)    The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all restricted stock units awarded to each Director during 2020. These time-based restricted stock units were granted pursuant to the Invacare Corporation 2018 Equity Compensation Plan, and vest in full on May 15, 2021. For a description of the assumptions made in computing the values reported in this column, see “Equity Compensation” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Director Compensation and Stock Ownership Guidelines
(2)    The fees earned by Ms. Alexander include a $65,000 retainer, a $15,000 additional fee for her service as Chair of the Regulatory and Compliance Committee, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $3,000 of fees for meetings in excess of 24.
(3)    The fees earned by Ms. Beck include a $65,000 retainer, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $9,000 of fees for meetings in excess of 24.
(4)    The fees earned by Ms. Danielsohn-Weil include a $65,000 retainer, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $10,500 of fees for meetings in excess of 24.
(5)    The fees earned by Ms. Ferguson include a $65,000 retainer, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $10,500 of fees for meetings in excess of 24.
(6)    The fees earned by Mr. Gibeley include a $65,000 retainer, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $13,500 of fees for meetings in excess of 24.
(7)    The fees earned by Dr. Harris include a $65,000 retainer, a $20,000 additional fee for his service as Lead Independent Director, a $10,000 fee for his service as Chair of the Nominating and Governance Committee, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $9,000 of fees for meetings in excess of 24.
(8)    The fees earned by Mr. Nastas include a $65,000 retainer, a $15,000 additional fee for his service as Chair of the Audit Committee, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic, $4,500 of fees for meetings in excess of 24 and a $3,750 inadvertent overpayment that will be corrected in 2021.
(9)    The fees earned by Mr. Shah include a $65,000 retainer, a $15,000 fee for his service as Chair of the Compensation and Management Development Committee, a $3,250 reduction in fees approved by the Board for 2020 due to the COVID-19 pandemic and $10,500 of fees for meetings in excess of 24.
(10)    Ms. Fehr was appointed to the Board on March 25, 2021, and thus, is not included in the table.

Outstanding Director Equity Awards at December 31, 2020
The following table shows outstanding equity awards held by each Director at December 31, 2020.

	Option Awards			Stock Awards
Name (2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
Susan H. Alexander				15,439	(1)	138,179
Julie A. Beck				15,439	(1)	138,179
Petra Danielsohn-Weil, PhD				15,439	(1)	138,179
Diana S. Ferguson				15,439	(1)	138,179
Marc M. Gibeley				15,439	(1)	138,179
C. Martin Harris, M.D.				15,439	(1)	138,179
Clifford D. Nastas				15,439	(1)	138,179
Baiju R. Shah	4,496	33.36	5/19/2021	15,439	(1)	138,179
(1)    The restricted stock unit award vests in full on May 15, 2021 after a one-year "cliff" vesting period.
(2)    Ms. Fehr was appointed to the Board on March 25, 2021, and thus, is not included in the table.

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
APPROVAL AND ADOPTION OF AMENDMENT NO. 3 TO THE
INVACARE CORPORATION 2018 EQUITY COMPENSATION PLAN
(Proposal No. 3)
The second proposal to be acted upon at the Annual Meeting is the approval of Amendment No. 3 (the “Amendment”) to the Invacare Corporation 2018 Equity Compensation Plan (the “2018 Equity Plan”), adopted on March 25, 2021 by the Company's Board of Directors (the “Board”). The Board's adoption of the Amendment is subject to approval by the shareholders at the Annual Meeting. If the Amendment is approved by shareholders, it will become effective on the day following the Annual Meeting.
The Board believes that equity-based compensation payable under the 2018 Equity Plan enables the Company to continue to attract and retain talented directors and employees and provide an incentive for those directors and employees to increase the Company's value. In addition, the Board believes stock ownership is important because it aligns the interests of the Company's key employees with the interests of its shareholders. The Board approved, and has recommended that the Company’s shareholders approve and adopt, the Amendment in order to provide the Company with a sufficient reserve of common shares for future grants under the 2018 Equity Plan.
Summary of the 2018 Equity Plan
The following summary of the Amendment and the material features of the 2018 Equity Plan is qualified in its entirety by reference to the full text of the Amendment and the 2018 Equity Plan, which are set forth in Appendix A and Appendix B to this Proxy Statement, respectively.
Amendment - Material Changes
The Amendment increases the maximum number of the Company common shares, without par value, available for issuance under the 2018 Equity Plan by 2,500,000 shares. The Amendment also increases the maximum number of shares available for awards of incentive stock options by 2,500,000 shares.
The Amendment also modifies the 2018 Equity Plan to limit the number of shares that may be withheld to satisfy a participant's tax withholding obligations to an amount no greater than the maximum statutory withholding rates in the participant's applicable tax jurisdictions.
Eligibility and Types of Awards
The Compensation and Management Development Committee of the Board (the “Compensation Committee”), in its discretion, may grant an award under the 2018 Equity Plan to any director or employee of the Company or an affiliate. There are nine non-employee directors and approximately 80 employees who would be eligible to participate in the 2018 Equity Plan as of March 25, 2021.
The 2018 Equity Plan provides for the following types of awards with respect to the common shares of the Company: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, unrestricted stock, and performance shares. The Compensation Committee also may grant performance units that are payable in cash.
Common Shares Subject to the 2018 Equity Plan
Available Shares
The maximum number of the Company common shares, without par value, available for issuance under the 2018 Equity Plan will not exceed the sum of the following:
•8,700,000 shares; plus

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
•any shares remaining for issuance under the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Equity Plan”) at the time of approval of the 2018 Equity Plan by shareholders; plus
•any shares covered by an award under the 2018 Equity Plan, the 2013 Equity Plan or the Invacare Corporation Amended and Restated 2003 Performance Plan (the “2003 Equity Plan”) that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.
The maximum number of shares available for awards of incentive stock options is 8,700,000 shares.
Fungible Share-Counting Method
The 2018 Equity Plan uses a fungible share-counting method, under which:
•each common share underlying an award of stock options or SARs will count against the number of total shares available under the 2018 Equity Plan as one share; and
•each common share underlying any award other than a stock option or a SAR will count against the number of total shares available under the 2018 Equity Plan as two shares.
Any common shares that are added back to the 2018 Equity Plan as the result of the cancellation or forfeiture of an award granted under the 2018 Equity Plan or the 2013 Equity Plan will be added back in the same manner such shares were originally counted against the total number of shares available under the 2018 Equity Plan or 2013 Equity Plan, as applicable. Each common share that is added back to the 2018 Equity Plan due to a cancellation or forfeiture of an award granted under the 2003 Equity Plan will be added back as one common share.
Individual Limits on Awards
The 2018 Equity Plan sets annual limits with respect to awards, as follows:
•no participant will be granted stock options or SARs for more than 1,500,000 common shares, in the aggregate, during any calendar year;
•no participant will be granted awards of restricted stock, restricted stock units or performance shares for more than 1,500,000 common shares, in the aggregate, during any calendar year;
•no non-employee director will be granted awards of restricted stock, restricted stock units or performance shares for more than 300,000 common shares, in the aggregate, during any calendar year;
•no participant will receive any awards payable in cash that have an aggregate maximum value as of their respective grant dates in excess of $7,500,000 during any calendar year; and
•no non-employee director will receive any awards payable in cash that have an aggregate maximum value as of their respective grant dates in excess of $2,000,000 during any calendar year.
Outstanding Common Shares and Awards
As of March 23, 2021, there were:
•34,826,044 of the Company's common shares outstanding;
•1,043,604 stock options granted under the Company’s equity compensation plans (and no SARs) outstanding with an average exercise price of $16.04 and average remaining term of 3.5 years, 531,160 of which are performance-based stock options with an average exercise price of

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
$12.15 and average remaining term of 6.0 years and 512,444 of which are stock options with an average exercise price of $20.06 and average remaining term of 1.0 years;
•a total of 3,239,741 full-value awards granted under the Company’s equity compensation plans outstanding, 1,244,488 of which are time-based restricted stock awards that are included in the number of the Company's common shares outstanding, 496,699 of which are time-based restricted stock unit awards, 1,389,419 of which are performance-based share awards and 109,185 of which are performance-based share units; and
•1,522,688 common shares remaining available for issuance under the 2018 Equity Plan, including 376,516 aggregate common shares that were forfeited or remained unpurchased or undistributed upon termination or expiration of awards under the 2013 Equity Plan and the 2003 Equity Plan, that are available for issuance under the 2018 Equity Plan upon a executing permitted transfer.
Any shares covered by an outstanding award under the 2013 Equity Plan or 2003 Equity Plan that are subsequently forfeited or remain unpurchased or undistributed upon termination or expiration of the award also will become available for issuance under the 2018 Equity Plan. No new grants or awards may be made under the 2013 Equity Plan or the 2003 Equity Plan.
Adjustments
In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff, or similar transaction affecting the Company's common shares, the Compensation Committee will adjust the number of shares available for grants, the number of shares subject to the full-value award limits and individual limits, and the number of shares and price under outstanding grants made before the event, as provided in the 2018 Equity Plan.
 No Liberal Share Counting/Recycling Provisions
The 2018 Equity Plan prohibits liberal share counting by requiring that no shares tendered in payment of a stock option's exercise price may be added back into the aggregate share limit. The 2018 Equity Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not shares are actually issued to a participant upon exercise of the SAR, will be considered issued or transferred. Lastly, in the event that the Company repurchases common shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit.
Administration
The 2018 Equity Plan will be administered by the Compensation Committee, which has broad discretionary authority under the 2018 Equity Plan. The Compensation Committee may delegate all or any part of its authority and powers under the 2018 Equity Plan to one or more directors or officers of the Company. The Compensation Committee may not, however, delegate its authority and powers:
•with respect to awards to persons covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
•in a way that would jeopardize the 2018 Equity Plan's satisfaction of Rule 16b-3 of the Exchange Act.
 Performance Targets and Performance Measures
The Compensation Committee may condition awards on the achievement of certain objective performance targets (“Performance Targets”) established by the Compensation Committee. The performance measures used to establish the Performance Targets will be based on any of the factors listed below, alone or in combination, as determined by the Compensation Committee. Such factors may

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
be applied on a corporate-wide or business-unit basis, include or exclude one or more of the Company's affiliates or subsidiaries, may be in comparison with plan, budget, or prior performance, and/or may be on an absolute basis or in comparison with peer-group performance. Performance measures may differ from participant to participant and from award to award. The factors that may be used as performance measures will be one or more of the following: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the Company's common shares; or total shareholder return.
In setting performance measures, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Compensation Committee may modify such performance measures or the related minimum acceptable level of achievement.
Minimum Vesting Periods
The 2018 Equity Plan provides for a one-year minimum vesting period for stock options, SARs and performance-based full-value awards and time-based full value awards. Full-value awards include grants of restricted stock, restricted stock units, performance shares, performance units and unrestricted stock grants. However, up to 5% of the shares available under the 2018 Equity Plan can be used for awards that are not subject to the minimum vesting restrictions.
No Accelerated Vesting
Under the 2018 Equity Plan, no amendment to an award may accelerate the vesting or payment of the award except in the case of a participant’s death or disability.
Dividends and Dividend Equivalents
The 2018 Equity Plan specifies that no dividends, dividend equivalents or other distributions will be paid currently on any award of restricted stock, restricted stock units, performance shares or performance units before the lapse of restrictions on the award. No dividends, dividend equivalents or other distributions will be paid currently on any award of stock options or SARs before the exercise of the award.
No Repricing
Repricing or replacement of underwater options and SARs is prohibited without shareholder approval under the 2018 Equity Plan, except with respect to adjustments made in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2018 Equity Plan - Adjustments."
Description of Award Types
Subject to the limits imposed by the 2018 Equity Plan, which are generally described in this proposal, the Compensation Committee, in its discretion, may award any of the following types of awards to a participant: incentive stock options; nonqualified stock options; stock appreciation rights; restricted stock; restricted stock units; performance shares; performance units; and unrestricted stock.

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
Stock Options
The Compensation Committee may grant nonqualified stock options and/or incentive stock options. The Compensation Committee establishes the exercise price, which may not be less than 100% of the fair market value of the common shares on the grant date. Stock options may not be re-priced without shareholder approval unless in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2018 Equity Plan - Adjustments." The Compensation Committee establishes the vesting date and the term of the option, subject to a maximum term of 10 years. A participant may pay the exercise price in cash, or if permitted by the Compensation Committee, by cashless exercise through a broker, by a net exercise, by delivering previously-owned Company common shares having a fair market value equal to the exercise price, any other manner permitted by the Compensation Committee and applicable law, or a combination of the foregoing. An award agreement for a stock option may provide that such option becomes exercisable in the event of the participant's death, disability or retirement.
Additional limits and rules apply to incentive stock options. For example, the Compensation Committee may not grant an employee incentive stock options to the extent that it would result in the employee first being able to exercise incentive stock options to purchase shares with an aggregate fair market value (determined as of the grant date) of more than $100,000 in any year.
As of March 23, 2021, the closing price for one common share quoted on the New York Stock Exchange was $7.99.
Stock Appreciation Rights (SARs)
The Compensation Committee may grant stock appreciation rights (“SARs”). The value of SARs is based on the increase in the value of the Company's common shares from the grant date to the date on which the employee exercises the SAR. The Compensation Committee determines the vesting and exercise periods for each SAR. A SAR must expire not later than 10 years after the grant date. SARs may be granted in connection with or separate from stock option grants. An award agreement for a SAR may provide that such SAR becomes exercisable in the event of the participant's death, disability or retirement or in connection with a change in control.
Restricted Stock
The Compensation Committee may grant restricted Company common shares or “restricted stock.” At the time of grant, the Compensation Committee will specify the period of restriction, the number of shares granted, and the conditions of the award. At the time of the award, the Compensation Committee will establish the period that must lapse and/or the performance targets that must be satisfied for the restrictions to lapse. An award agreement for restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of the participant's death, disability or retirement.
Restricted Stock Units
The Compensation Committee may grant restricted stock units. Restricted stock units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2018 Equity Plan, as the Compensation Committee may approve. A grant of restricted stock units constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the restricted stock units, and will have no right to vote the common shares. An award agreement for restricted stock units may provide for the earlier termination of restrictions on such restricted stock units in the event of the participant's death, disability or retirement.

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
Performance Shares/Units
The Compensation Committee may grant performance units and/or performance shares that may be subject to the achievement of Performance Targets based on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. Performance units and/or performance shares may be paid in the form of cash, shares, or a combination of cash and shares. An award agreement for performance shares or performance units may provide for the earlier lapse of restrictions or other modifications in the event of the participant's death, disability or retirement.
Unrestricted Share Grants
The Compensation Committee may grant common shares, without restrictions on the shares granted. However, no more than 5% of the shares available under the 2018 Equity Plan can be used for awards that are not subject to the plan’s minimum vesting restrictions.
Change in Control
The treatment of outstanding awards upon a change in control would depend on whether or not the awards are assumed by the entity effecting the change in control. In general, a change in control will be deemed to have occurred under the 2018 Equity Plan if: (i) a person or group acquires 30% or more of the voting power of the Company in the election of directors (excluding certain purchases by the Company or its benefit plans); (ii) the Company experiences a turn-over (not approved by at least two-thirds of the Company's directors) of a majority of its directors during a two-year period; (iii) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (iv) the Company consummates a sale of all or substantially all of its assets; or (v) the Company's shareholders approve a liquidation or dissolution of the Company.
Upon the occurrence of a change in control, any awards made to a participant under the 2018 Equity Plan that are assumed by the surviving entity will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant's employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2018 Equity Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2018 Equity Plan) (a so-called "double trigger"). If a participant's employment is terminated under such circumstances, any outstanding stock options and SARs will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2018 Equity Plan will lapse, and any awards that are subject to Performance Targets will immediately be earned or vested in a prorated amount and the prorated amount will become immediately payable (unless prohibited by Section 409A of the Internal Revenue Code (the “Code”)) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of termination. For these purposes, the “prorated amount” will be based on the actual level of achievement against the award’s Performance Targets during the performance period up to the date of the change of control and the number of full months that elapsed during the award’s performance period up to and including the date of the change of control. The Compensation Committee may, in good faith, adjust Performance Targets to account for the shortened performance period.
Upon the occurrence of a change in control, any awards made under the 2018 Equity Plan that are not assumed by the entity effecting the change in control and are not subject to Performance Targets will become fully vested and exercisable on the date of the change in control. A prorated amount (as defined above) of any awards made under the 2018 Equity Plan that are subject to Performance Targets will immediately vest and become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms.
For each stock option and SAR that is not assumed in connection with a change in control, the holder will receive a payment equal to the difference between the consideration received by holders of common shares in the change in control transaction and the exercise price of the applicable stock option

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
or SAR, if such difference is positive. Any stock options or SARs with an exercise price that is higher than the per share consideration received by holders of common shares in connection with the change in control transaction will be canceled for no additional consideration.
For any awards of restricted stock, restricted stock units, performance shares or performance units that are not assumed in connection with the change in control, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of common shares equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of common shares payable for awards subject to Performance Targets (unless prohibited by Code Section 409A) earned or vested in a prorated amount (as defined above) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of the change in control.
If the payment or benefit underlying an award constitutes a deferral of compensation under Code Section 409A, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.
Amendment and Termination
The Board of Directors may amend, suspend, or terminate the 2018 Equity Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal, regulatory agency and stock exchange rules.
Clawback Rights
Any awards or payments made under the 2018 Equity Plan are subject to certain “clawback” rights of the Company. The 2018 Equity Plan provides that the Board may, to the extent permitted by applicable law, require reimbursement of any incentive compensation paid to a participant if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the 2018 Equity Plan and any grants made thereunder comply with or be exempt from the provisions of Code Section 409A so that the income inclusion provisions of Code Section 409A (a)(1) do not apply to the participants. The 2018 Equity Plan and any grants made under the 2018 Equity Plan will be administered in a manner consistent with this intent.
Federal Income Tax Consequences
Tax Consequences for the Participants
The federal income tax consequences to a participant vary depending upon the type of award granted under the 2018 Equity Plan. Generally, there are no federal income tax consequences to an employee upon the grant or exercise of an incentive stock option. If the employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he or she must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)
the shares on the exercise date. The balance of the employee's gain, if any, on the sale of the shares is subject to capital gains treatment.
The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.
A participant generally does not recognize income from the grant of restricted stock until the restrictions on the shares lapse. Pursuant to Code Section 83(b), a participant may elect to recognize income at the time of the grant, based on the value of the shares at that time.
A participant generally does not recognize income from the grant of restricted stock units until the restrictions on the restricted stock units lapse. At that time, the participant must recognize as ordinary income an amount equal to the fair market value of the shares underlying the restricted stock units.
No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
In general, awards of unrestricted stock are taxable to the participants and deductible by the Company at the time paid.
Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and to the extent the award, combined with other payments, does not exceed the $1 million limitation on certain executive compensation under Code Section 162(m). In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.
Registration with the SEC
The Company intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of the additional common shares authorized for issuance under the Amendment as soon as practicable after approval of the Amendment by the Company's shareholders.
New Non-Discretionary Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2018 Equity Plan because the grant and actual pay-out of awards under such plans are discretionary. However, the Company's current compensation program for Directors described under the Compensation of Directors section contemplates that non-employee Directors will be awarded restricted stock grants with a target value of $130,000 on an annual basis. Any new Director who joins the Board receives an award of a pro-rated number of shares of the most recent annual grant based on the months remaining until the next annual grant.
The following table sets forth the awards granted in March 2021 under the terms of the Company's current director compensation program to each of the nine non-executive Directors who are standing for re-election at the 2021 annual meeting:

Approval and Adoption of Amendment No. 3 to the 2018 Equity Compensation Plan (Proposal 2)

Name and Position	Dollar Value	Number of Common Shares
Non-Executive Director Group (1)	$130,000	13,388	(2)

(1)	The dollar value and number of common shares are presented on a per person basis. The Non-Executive Director Group is comprised of the nine incumbent non-employee Directors who received awards in March 2021 and who are standing for re-election at the annual meeting.
(2)	Reflects $130,000 divided by $9.71, which was the 30-day average closing price per share as of February 28, 2021.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2018 Equity Compensation Plan.

	Column (a)		Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,081,804		$16.07	3,540,534	(1)
Equity compensation plans not approved by security holders	443	(2)	—	—
Total	1,082,247		$16.07	3,540,534
(1)    Represents shares available under the Invacare Corporation 2018 Equity Compensation Plan. This amount reflects the balance after reduction of (i) an aggregate of 1,145,458 shares underlying restricted share and restricted share unit awards outstanding at December 31, 2020 and (ii) an aggregate of 1,026,785 shares underlying performance share and performance share unit awards outstanding at December 31, 2020. Performance shares and performance share unit awards outstanding assumes awards at targets. For purposes of the number of shares available for future issuance, performance share and units awards assume achievement of maximum targets, even though the actual payout under such awards may be less than the 150% award maximum. Performance share and performance share unit awards and restricted share and restricted share unit awards granted under the 2018 Equity Plan and 2013 Equity Plan reduce the number of securities remaining at a rate of 2 shares for each full value share awarded. An aggregate of 375,066 shares underlying awards are available under the 2013 Equity Plan and 2003 Performance Plan at December 31, 2020. Shares underlying awards outstanding under the 2013 Equity Plan and 2003 Equity Plan may become available under the 2018 Equity Plan to the extent such awards are forfeited or expire unexercised.
(2)    Represents phantom share units in the DC Plus Plan or a predecessor plan, which were allocated to participants' accounts at their discretion as their investment choice.
Votes Required (Proposal 2)
The approval and adoption of Amendment No. 3 to the Invacare Corporation 2018 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against the proposal and will not be counted in the number of votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.
Invacare's Board of Directors recommends that shareholders vote “FOR”
the approval and adoption of Amendment No. 3 to the Invacare Corporation 2018 Equity Compensation Plan.

Auditor Ratification (Proposal 3)
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)
The Audit Committee has appointed Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit its financial statements for the year ended December 31, 2021. The Audit Committee and the Board of Directors are requesting shareholders to ratify this appointment. During the year ended December 31, 2020, Ernst & Young LLP served as the Company's principal auditors and provided tax and other services. Ernst & Young LLP has served as the Company's independent auditor since 1984. The Audit Committee believes the continued retention of Ernst & Young LLP as our independent auditor is in the best interests of the Company and shareholders. See “Independent Registered Public Accounting Firm.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Votes Required (Proposal 3)
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions will not be voted for or against the ratification of the appointment of Ernst & Young LLP and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2021.

Report of the Audit Committee
AUDIT COMMITTEE AND RELATED MATTERS
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in its oversight and monitoring of:
•the integrity of the Company's financial statements;
•the Company's enterprise risk management process;
•the independence, performance and qualifications of the Company's internal auditors and independent registered public accounting firm; and
•the Company's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies.
The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, which is available on the Company's website (www.invacare.com) by clicking on the Investor Relations tab and then the Corporate Governance link.
Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls and assessing the effectiveness of internal control over financial reporting. Ernst & Young LLP, the Company's independent registered public accounting firm for 2020, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company's internal control over financial reporting as of 2020 and issued an opinion with respect to the Company's internal control over financial reporting as of 2020.
The Company's Vice President of Internal Audit, together with a nationally-recognized third-party auditing firm, as well as other outside expert consulting firms, conduct the Company's internal audit processes. During 2020, the Audit Committee met with the Vice President of Internal Audit and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.
As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with the Company's Vice President of Internal Audit relative to the Company's financial reporting. The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from Company management and the Company, including the matters in the letter from the

Report of the Audit Committee
firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.
In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP its independence from the Company and its management and considered the compatibility of non-audit services with the independence of Ernst & Young LLP.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2020 for filing with the Securities and Exchange Commission.
The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for its 2021 fiscal year, and the Company is seeking ratification of such appointment at the 2021 Annual Meeting of Shareholders.

AUDIT COMMITTEE
Clifford D. Nastas, Chair
Julie A. Beck
Diana S. Ferguson
Marc M. Gibeley

Independent Registered Public Accounting Firm
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES
Independent Registered Public Accounting Firm and Fees
The Audit Committee has selected Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit the financial statements of Invacare for the fiscal year ending December 31, 2021. The Audit Committee and the Board of Directors are requesting shareholders to ratify this appointment.  Fees for services rendered by Ernst & Young LLP in 2020 and 2019 were:

	2020	2019
Audit Fees	$2,802,000	$2,994,000
Audit-Related Fees	15,000	9,000
Total Audit and Audit-Related Fees	2,817,000	3,003,000
Tax Fees
Tax Compliance Services	550,000	660,000
Tax Advisory Services	936,000	369,000
Total Tax Fees	1,486,000	1,029,000
Total Fees	$4,303,000	$4,032,000

Audit Fees.    Fees for audit services include fees associated with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, including fees for statutory audits that are required domestically and internationally and fees related to the completion and delivery of the auditors' attestation report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees.    Fees for audit-related services principally include fees associated with accounting consultations, audits in connection with proposed or completed acquisitions and other accounting advisory assistance.
Tax Fees.    Fees for tax services include fees associated with tax compliance, advice and planning services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the Company's independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. During 2020, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Advisory Vote on Executive Compensation (Proposal 4)
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 4)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its shareholders with the opportunity to cast an advisory vote at the Annual Meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
At its 2020 Annual Meeting of Shareholders, the Company provided its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting, and the Company's shareholders approved the proposal. As the Board of Directors views it as a good corporate governance practice, and because the Company's shareholders previously indicated they were in favor of an annual advisory vote, the Company is again requesting its shareholders to approve the compensation of its named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company's named executive officers' compensation by an advisory vote at the 2021 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will recommend that its shareholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Compensation Committee values the opinions of the shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider its shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The next say-on-pay vote will occur at the Company's 2022 Annual Meeting.
Votes Required (Proposal 4)
Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against approval of our executive compensation and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR” the approval of the compensation of the named executive officers, as disclosed in this Proxy Statement.

Executive Compensation
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis ("CD&A") describes our compensation philosophy and programs and compensation decisions made under those programs for fiscal year 2020 for our named executive officers, who are listed below.

Name	Title
Matthew E. Monaghan	Chairman, President and Chief Executive Officer
Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer
Anthony C. LaPlaca	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary
Ralf A. Ledda	Senior Vice President and General Manager, EMEA
Angela Goodwin	Chief Information Technology Officer
Principles of Our Compensation Program

Pay for Performance	A key principle of our compensation philosophy is pay for performance. We reward our executives for meeting or exceeding financial and operating performance objectives and for leadership excellence, with increased at-risk compensation at higher, more influential levels.
Alignment with Shareholders' Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes for the Company with the long-term objective of creating sustainable and profitable growth.
Attraction of Top Talent	Compensation, in combination with a meaningful mission, modern workplace and professional environment, enables us to attract key talent to build our core businesses, leverage existing technology and expand as a healthcare technology company in meaningful ways.
Retention of Talent	We structure our compensation program to appropriately motivate our important talented employees to remain with the Company and continue making significant long-term contributions.
Key Indicators of Performance
To address changes in the Company's business dynamics over the past several years, the Company has undertaken a multi-year strategy of business optimization improvements to drive efficiency and focus in the business. The Company has made significant investments in areas such as quality, gross margin expansion, new product innovation and business restructuring to achieve its long-term objectives. These investments have been made at the expense of short-term earnings but are expected to position the Company on a sustainable path to long-term profitability and generate value for the Company's shareholders.

To appropriately align executives with shareholders' interest in restoring sustainable, profitable growth and achieving the Company’s long-term goals, 2020 executive compensation was driven, in part, by key financial indicators of progress in executing the Company's business strategy, which the Company believes are contributing to an increase in Company value, future earnings power and growth potential, and in part, by customary financial metrics that are more related to total shareholder return (TSR).
Summary of 2020 Company Performance

In 2020, the Company continued to execute on its business optimization strategy and build upon the improvements made to its business over the past several years. The Company achieved important elements of its financial goals for the year, with significant improvements in profitability and free cash flow

Executive Compensation
performance, despite a pandemic which restricted sales opportunities and posed constraints on the Company's supply chain. The Company launched new products with compelling features, improved gross profit margin through favorable sales mix and continued to manage SG&A expenses. In addition, the Company executed on two key business improvement initiatives, completing its German plant consolidation and progressing its information technology modernization program. Importantly, the Company's North America segment, as currently constituted, returned to profitability for the first time in several years. As a result of the improved financial performance, the Company achieved breakeven free cash flow for the year. In 2020, the Company improved its capital structure by repurchasing and/or effectively extending the maturity of substantially all of its outstanding convertible indebtedness due to 2021.
Compensation Actions related to the COVID-19 Pandemic
In early 2020, before the pandemic, the Compensation Committee established the 2020 compensation program, including the performance targets for the 2020 annual bonus plan and the long-term incentive plan ("LTIP") awards. As the COVID-19 pandemic unfolded through the second quarter of 2020 the Company experienced tremendous disruptions and challenges to its business. The Company quickly adopted public health measures to ensure safe work environments for its associates, while ensuring its facilities remained open as essential business operations to produce necessary medical equipment used for COVID-19 patient care. The pandemic led to an increase in demand for the Company's respiratory products, beds, and therapeutic support surfaces. However, this increased demand was more than offset by a decline in sales of mobility and seating and lifestyle products, as public health restrictions implemented in the Company's markets limited patients' access to healthcare and the Company's access to its customers. During this time, the Company was also impacted by severe global supply chain disruptions. As a result of the numerous challenges, the Company took actions to reduce costs and preserve liquidity. The pandemic-driven business decline resulted in lower net sales and the Company adjusted its outlook for 2020 accordingly.
As part of the Company's pandemic-related cost reductions, in March 2020, the named executive officers agreed to voluntarily defer payment of 20% of their respective base salaries for April 2020, 100% of their respective annual cash bonuses earned in 2019, and any salary increase in 2020. They subsequently agreed to a 10% reduction in their respective base salaries for a period of three months beginning in May 2020. The Company's directors also agreed to a 20% reduction of their cash compensation over a three-month period. With the loosening of pandemic-related public health restrictions, improved adaptation to remote working practices and implementation of new remote patient and customer fittings and trials, the Company's business began to improve in the third and fourth quarters. The deferred amounts of compensation were later paid to the named executive officers in the fourth quarter of 2020.
In light of the impact of the pandemic and the revised business outlook, following the second quarter of 2020, the Compensation Committee reviewed the original, pre-pandemic annual bonus plan goals for adjusted operating income and free cash flow and the adjusted EBITDA goals for the last year of the three-year LTIP period, to determine whether those goals remained appropriate, were realistically achievable and would continue to provide appropriate motivational value at a critical time for the Company. Based on this review, the Compensation Committee determined:
•That the public restrictions on clinical access and the global supply chain disruptions resulting from the pandemic were so adverse to the Company's operations that achieving operational performance for 2020 at or above the prior year's levels would be a substantial achievement and enhancement of shareholder value worthy of performance-based compensation.
•That modifying the goals during the year, rather than adopting a year-end discretionary bonus approach, would allow the Company to maintain a performance-based compensation arrangement based on objective measures, consistent with its pay-for-performance philosophy and the existing structure of its incentive plans.

Executive Compensation
•To modify the annual bonus plan and establish new goals for the full year 2020 annual bonuses, and even as revised, the annual bonus plan targets remained above the prior year's comparable performance levels, to incentivize year-over-year improvement, even with the challenges of the pandemic.
•To review the goals applicable to LTIP awards made for the 2018-2020 and 2019-2021 performance cycles, as the original pre-pandemic goals were based on performance measures for the final year of each cycle, 2020 and 2021, respectively, and to revise the 2020 and 2021 adjusted EBITDA performance goals to levels that were more realistically achievable, but still above the prior year's comparable performance levels, to further incent long-term improvement to the business, despite the continued challenges of the pandemic.
By year end, the Company had achieved operational results that exceeded the prior year's results, despite the extraordinary challenges presented by the pandemic, resulting in annual bonus and LTIP payouts above target to the named executive officers. These goals and results are further described below under "Annual Cash Incentive" and "Long-Term Incentive Plan."
How 2020 Executive Compensation is Tied to Performance
The Company's performance was a key factor in the 2020 named executive officer compensation program:
Link to Company Performance
•For 2020, 55% of our Chief Executive Officer's target compensation was performance-based and 50% of the average of the other named executive officers' target compensation was performance-based.
Utilize Long- and Short-term Awards
•Each named executive officer's performance-based compensation comprises an annual cash bonus opportunity and a long-term equity incentive award consisting of performance shares and restricted stock. For the annual cash bonus, the target award is established at the beginning of the fiscal year and the actual award is determined based on performance against pre-established goals. In 2020, targets were revised during the year in response to the impact of the COVID-19 pandemic, as further described below. Performance shares provide the opportunity for vesting at the end of the three-year performance period if pre-established financial goals are met. Time-based restricted stock enhances the Company's ability to retain executives and provides value based on the Company's stock price performance. In determining the mix of performance shares and time-based restricted stock, substantially greater emphasis is placed on performance shares to further motivate executives to pursue goals associated with the Company's financial performance. The Company believes that its mix places greater emphasis on performance-based equity compared to many of the Company's peers.
Focus on Corporate Performance Metrics
•Cash Bonus: For 2020, Adjusted Operating Income and Free Cash Flow were the key metrics for our annual cash bonus awards. These metrics are described below under the heading "Corporate Goals and Results for 2020." Actual performance for both Adjusted Operating Income and Free Cash Flow were above the established thresholds for payment, which resulted in cash bonus payouts to the named executive officers as further described below under the heading "Actual Annual Cash Incentive Awards for 2020."
•Long-Term Incentive Awards: Vesting of the performance-based LTIP awards granted in 2020 is based on two mechanisms. First, the program allows for a maximum level of 150% of target if an initial financial performance threshold is achieved or exceeded at the end of the three-year

Executive Compensation
performance period (2020-2022) applicable to the awards. Second, a key financial measurement area that the Compensation Committee deems an important indicator of the progress of the Company’s transformation to profitability will be used to determine if all, some or none of the maximum awards will actually be earned. Average Gross Margin was established as the initial financial performance metric and Adjusted EBITDA was established as the key end-of-period financial performance metric, for the Company's performance-based long-term awards in 2020. The 2020 Gross Margin was above the average target level established for the end of the 2020-2022 period but must be sustained for 2021 and 2022 in order for awards to qualify for payout.
•The performance shares previously awarded in 2018 completed their three-year performance period on December 31, 2020. Similar to the 2020 awards described above, performance shares earned pursuant to the 2018 awards were based on an Average Gross Margin target for the three-year performance period that qualified the performance shares at 150% of target, each subject to reduction by the Compensation Committee based on its evaluation of the Company’s actual performance. As described below under the heading “Results of Performance Shares Granted in 2018,” the Company’s Average Gross Margin performance exceeded the threshold for qualifying, and, after the Compensation Committee evaluated the Company’s progress in the key financial performance metric of Adjusted EBITDA, it determined that the amount of performance shares that were earned by the named executive officers was 114% of target rather than 150% of target (which constituted 48% of the original target value of the awards due to the decline in the Company's stock price over the performance period).
Compensation and Performance Alignment
While the Compensation Committee seeks to align the pay of all of the Company’s executives with the Company’s performance and the interests of its shareholders, the Compensation Committee believes that this alignment is especially important in the case of the Chief Executive Officer. Because performance-based compensation comprised 55% of the Chief Executive Officer's total target compensation for 2020, the Company’s pay for performance and alignment with shareholders' interests is demonstrated by comparing the Chief Executive Officer's realized or currently realizable pay to his target compensation opportunity.

The actual pay realized or currently realizable by the Chief Executive Officer has averaged to approximately 93.8% of his target compensation opportunity for the past three years, reflecting the Company’s actual performance relative to its annual and long-term incentive goals during that period.

Executive Compensation

CEO REALIZED/REALIZABLE PAY vs TARGET OPPORTUNITY

9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
5,272
4,999
2,569
8,297
4,912
6,003
7,639
7,004
7,559
Reported
Target
Realizable(1)
2018
Reported
Target
Realizable(1)
2019
Reported
Target
Realizable(1)
2020
Base Salary
Annual Bonus
PSU Award
RSU Award

(1) Assumes target performance for in-flight PSU cycles (2019-21 & 2020-22) & 2020 year-end stock price

Target opportunity reflects base salary, target bonus and the grant date value of the Chief Executive Officer’s equity awards, which for 2020 included a one-time equity award associated with the renewal of his employment agreement. Realized or realizable pay reflects the Chief Executive Officer's base salary, actual cash bonuses paid, the vesting date value of any equity awards earned and unrealized value of unvested equity awards based on a $8.95 stock price, which was the Company's December 31, 2020 closing stock price. The realizable value of the Chief Executive Officer’s unvested and outstanding performance shares assumes the achievement of target goals.

The Compensation Committee also examined the alignment of the Chief Executive Officer's pay with performance relative to the peer companies used in determining his target pay opportunities. This analysis focused on the Chief Executive Officer's realizable pay ranking relative to peers in comparison to the Company's TSR ranking versus the group for the five-year period from 2015 to 2019 (the latest year for which data are available for peers). As a result, the analysis assesses one of the principal aims of the Company's compensation program - appropriately rewarding executives for the creation of value for shareholders. As shown in the following table, the Company's compensation program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company's TSR results relative to those companies. For the 2015-2019 period, the Company's TSR and realizable pay levels for its Chief Executive Officer were both well below the median levels of its peers.

Executive Compensation

CEO PAY-PERFORMANCE ALIGNMENT
Realizable Pay vs. Total Shareholders Return
100%
75%
50%
25%
0%
Invacare Pay %ile Ranking vs. Peers
IVC
0%
25%
50%
75%
100%
Invacare TSR Performance %ile Ranking vs. Peers

Investor Feedback
At the 2020 Annual Meeting, the Company’s shareholders approved the compensation of the Company’s named executive officers, with holders of approximately 92% of the votes cast voting in favor of the proposal commonly known as “say-on-pay.” The Board of Directors has determined that say-on-pay votes will be held annually until the next shareholder vote on the frequency of say-on-pay votes.
The Company continued its annual investor outreach program in 2020 and contacted most of its top 25 institutional investors as well as the two leading proxy advisory firms to request meetings. Institutional investors holding approximately 35% of the Company’s outstanding shares, based on holdings as of September 30, 2020, either held telephonic meetings with the Company. In addition, the Company held a meeting with one of the proxy advisory firms. The remaining investors that were contacted and the other proxy advisory firm declined the Company's meeting requests indicating that they had no concerns to address with the Company. The independent Chair of the Compensation Committee participated in all but one of these meetings, along with senior management. The discussions at the meetings included:
•Progress on the Company's business optimization initiatives;
•Responses and actions related to the COVID-19 pandemic;
•Financial performance highlights through third quarter 2020 compared to 2019;
•Corporate governance highlights;
•Board composition, experience, tenure and diversity;
•Environmental, Social & Governance ("ESG") program updates;
•Diversity, Equity & Inclusion ("DEI") progress;
•Executive compensation program highlights, pay practices and pay for performance alignment; and
•Equity plan replenishment of shares for shareholder consideration and approval.

Executive Compensation
In the course of the discussions, the Company received positive feedback on these matters and engaged in constructive dialog concerning the Company's alignment of pay and performance. Overall, the Company did not receive any material concerns with its executive compensation pay practices, and the Company believes its practices are aligned with shareholders.
The Compensation Committee considered the results of the 2020 say-on-pay vote and feedback from the outreach program to be an indication of shareholder support for the structure of the Company’s executive compensation program, its philosophy and objectives, the outcomes associated with the program and the Compensation Committee’s overall governance of the executive compensation practices. Accordingly, the Compensation Committee believes that its executive compensation decisions in 2020 are consistent with the principles that the Company’s shareholders supported in their 2020 say-on-pay vote.
Compensation Program Highlights
☑ What We Do
•Pay for Performance: Approximately 50-55% of each named executive officer’s target annual compensation is tied to corporate performance.
•Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote by our shareholders. At our 2020 Annual Meeting, approximately 92% of the votes cast on the Say-on-Pay proposal were in favor of the 2019 compensation of our named executive officers.
•Clawback Policy: We have a policy that allows our Board to require repayment to the Company of any incentive compensation paid to our executive officers if and to the extent that the financial results on which the compensation was based are restated due to the fraud or intentional misconduct of the executive officer.
•Short-Term and Long-Term Incentives: Our annual and long-term plans provide a balance of cash- and equity-based incentives that generally reflect market median practices of our peers and other companies of our size. We use different performance metrics for our annual and long-term plan awards tied to business objectives over the respective periods. Historically, payouts under our awards have reflected our performance compared to those objectives and our relative shareholder returns.
•Independent Compensation Consultant: The Compensation Committee engages a compensation consultant, who is independent of the Company and management.
•Stock Ownership Guidelines: To further align to the interests of shareholders, we have significant stock ownership guidelines, which require our Chief Executive Officer to hold five times and our other named executive officers to hold two times their respective annual base salaries in Company shares.
•Limited Perquisites and Related Tax Gross-Ups: We provide limited perquisites and no related tax gross-ups.
•Double-Trigger Change of Control Arrangements: Our change of control and equity award agreements generally require a qualifying termination of employment in addition to a change of control before change of control benefits or accelerated equity vesting are triggered.
•Mitigate Inappropriate Risk Taking: In addition to our clawback policy, stock ownership guidelines and prohibition of hedging, we structure our compensation program in an effort to minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics that are different for our annual and long-term incentive plans and multi-year performance periods and capping our annual incentive bonus plan and performance share awards.
☒ What We Don't Do
•Gross-ups for Excise Taxes in New Agreements: Our change of control agreements with our CEO and our other named executive officers appointed after 2008 do not contain a gross-up for

Executive Compensation
excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.
•Reprice Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior shareholder approval.
•Hedging and Pledging: Our insider trading policy prohibits all key personnel and Directors from hedging or pledging their economic interest in the Company common shares they hold.
•Dividend Equivalents: Our equity compensation plan provides that holders of equity awards will be entitled to receive cash dividends on shares only after they vest, and on stock options and SARs only after they are exercised.
•Accelerated Vesting: Our equity compensation plan provides that no amendment to an award under the plan may accelerate the vesting or payment of the award except in the case of death or disability.
Setting Executive Compensation
Compensation Committee Administration
The Compensation Committee is comprised of independent Directors and is responsible for approving and administrating the Company’s executive compensation plans.
Setting Goals
Each year, the Compensation Committee reviews the compensation program and pay practices. This review includes determining whether the Company’s compensation levels are competitive with its peer group and other similarly situated companies and whether any changes should be made to remain competitive and effective.
The Compensation Committee determines the principal components of compensation for the named executive officers each year and sets the performance goals for each performance-based compensation component. The Compensation Committee meets regularly throughout the year and reviews the Company’s performance to date against the performance goals.
As discussed under “Risk Assessment,” when establishing the annual compensation program for named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.
Making Determinations
The Compensation Committee’s decisions to award compensation are based on its assessment of each executive’s performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors which may be considered are financial and non-financial measures such as revenue, profit, cash flow, product innovations, individual achievements, and improvements that create value. To set executive target compensation, the Company does not necessarily adhere to rigid formulae or react immediately to short-term changes in business performance.
In making its decisions, the Compensation Committee reviews input from the independent compensation consultant and from management, who provides the Compensation Committee with analysis and recommendations regarding base salary adjustments, payout levels under annual incentive plans and equity awards. The Chief Executive Officer does not provide recommendations regarding his own compensation programs, and the compensation decisions concerning the Chief Executive Officer are deliberated by the Committee in the absence of the Chief Executive Officer.

Executive Compensation
Role of Independent Consultant
In 2020, the Compensation Committee continued its engagement of Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to advise it on executive and non-employee director compensation matters. The Compensation Committee has the sole discretion to retain and replace, as necessary, compensation consultants to provide it with independent advice
Pay Governance’s primary role is to analyze the competitiveness of, and provide recommendations on, the structure and amounts of each major element of compensation for the Company’s executives. During 2020, representatives of Pay Governance participated in nine of the Compensation Committee’s meetings. In 2020, Pay Governance provided no services to the Company other than to advise the Compensation Committee on executive and non-employee Director compensation matters. In addition, in early 2020, the Compensation Committee conducted an evaluation of the independence of Pay Governance and, based on this review, did not identify any conflict of interest raised by the work performed by Pay Governance. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.
Compensation Philosophy and Objectives
Philosophy
The Company’s executive compensation is intended to:
•reward its executives for leading improvements that contribute to shareholder value with sustained financial and operating performance and leadership excellence;
•align the executives’ interests with those of the Company’s shareholders;
•enable the Company to attract needed talent in key positions; and
•encourage executives to remain with the Company and continue making significant long-term contributions.
Market Compensation - Survey Data and Peer Group
To gauge the competitiveness of the Company’s executive compensation levels and to help ensure that the Company is positioned to attract and retain qualified executives in the face of competitive pressures, the Compensation Committee engages Pay Governance annually to identify the compensation paid to executives of other companies which are determined to be comparable to the Company based on various factors. This information is referred to in this CD&A as “market compensation.” The market compensation is derived from a combination of survey data and comparative information from a peer group of companies, as described below.
Survey Data
Pay Governance annually reviews survey data from nationally recognized compensation and human resources consulting firms and identifies the compensation levels with respect to annual base salaries, cash bonus awards and long-term incentive awards for each executive position paid by companies in the survey. The Compensation Committee bases its compensation decisions, in part, on survey data. Survey data is comprised of similar companies in terms of revenue, industry, multinational operations and number of employees and is adjusted to reflect the size of the Company or the relevant business unit.
Peer Group
In addition to survey data, Pay Governance also annually prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for the named executive officers of a peer group of companies, which in 2020 comprised data from 18 companies. All of the peer group companies are in the health care equipment and supply industry, the life sciences industry, or have businesses in similar or related industries. The Compensation Committee considers these

Executive Compensation
industries to be its primary market for executive talent, particularly for executives in key operations positions. Peers are selected based primarily on revenue. The Compensation Committee also looks at market capitalization, total assets, invested capital and number of employees. Companies in the peer group generally have annual revenue ranging from $500 million to $3.0 billion, market capitalization ranging from $1.0 billion to $7.0 billion, total assets ranging from $500 million to $4.5 billion, invested capital ranging from $500 million to $4.0 billion, and a number of employees ranging from 1,000 to 12,000. The Company’s number of employees approximated the median of the companies in the group. While the market capitalizations, annual revenues and total assets of most of the companies in the group exceed those of the Company, the scope and complexity of the Company’s operations is similar to those of the companies in the group and requires key executives with similar levels of talent, experience and sophistication.
For 2020, the Company’s peer group consisted of the following 18 companies:

Avanos Medical, Inc.	DexCom, Inc.	MSA Safety Incorporated
Bio-Rad Laboratories, Inc.	Haemonetics Corporation	Merit Medical Systems, Inc.
Bruker Corporation	Hill-Rom Holdings, Inc.	Natus Medical, Inc.
Cantel Medical Corp.	Integer Holdings Corporation	NuVasive, Inc.
Chart Industries, Inc.	Integra LifeSciences Hldg Corp.	OSI Systems, Inc.
CONMED Corporation	Masimo Corporation	West Pharmaceutical Services, Inc.
The companies in this group are reviewed from time to time and may be changed to account for differences between the Company and specific peers. For 2020 compensation, the peer group was unchanged from that used for 2019.
Competitive Positioning
The Compensation Committee used compensation data from pay surveys and from its comparative group, which is referred to as “market compensation” in this section, as well as input from Pay Governance and from the Chief Executive Officer and the Company's human resources personnel, to assist it in determining whether the Company’s compensation is competitive and reasonable. The Compensation Committee considers market compensation practices and incorporates flexibility in the Company’s compensation programs and in the assessment process, so adjustments can be made in an evolving business environment, including market conditions, which may be beyond management’s control. Philosophically, the Compensation Committee strives to maintain compensation, both overall and by individual element, within a reasonable range around the market median.

Executive Compensation
Components of Executive Compensation
The major components of the Company’s 2020 executive compensation program, the primary purpose of each component and the form of compensation of each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities; recognizes individual skills, competencies, experience and tenure with the Company.	Fixed, short-term cash compensation.
Annual Bonus	Incentivizes and rewards performance over the year based on achieving annual Company performance goals set by the Board.	Variable or performance-based, short-term cash compensation.
Performance Share Awards	Encourages improvement in the long-term performance of the Company, both in financial performance relative to internal long-term strategic goals and in share price appreciation, thereby aligning interests of executives with the interests of shareholders.	Variable or performance-based, long-term equity compensation, which vests at the end of a three-year period based upon the achievement of financial performance goals.
Time-Based Restricted Stock	Strengthens the retention value of the compensation program and further aligns interests of executives with the interests of shareholders through share price appreciation and dividends on vested shares.	Fixed, long-term equity compensation, which vests ratably over a three-year period.
Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health; provides management continuity in the event of an actual or threatened change of control.	Employee benefit plans, programs and arrangements generally available to all employees; executive retirement and savings programs; limited perquisites; severance and change of control benefits.
The executives are compensated principally by using a combination of fixed and performance-based compensation and annual and multi-year compensation, which are delivered in cash and equity-based awards. The Compensation Committee does not have a specific policy on the desired mix between fixed and variable, short and long-term, and cash and equity compensation.
For each of the major components of the Company’s executive compensation program, the following table summarizes the Company’s target level of compensation relative to market compensation and the Company’s actual level of compensation relative to market compensation for 2020.

Executive Compensation

Component	Target Level	Actual Level for 2020
Base Salary	50th percentile of market.	Named executive officers at approximately 50th percentile, with amount paid below 50th percentile due to temporary reductions.
Annual Bonus	50th percentile of market, based on achieving target performance goals.	Target bonuses at 50th percentile. Actual bonuses earned were above target for four of five named executive officers.
Total Cash Compensation (Base Salary + Annual Bonus)	50th percentile of market if target goals achieved.	Target compensation at 50th percentile. Actual cash compensation paid to named executive officers was slightly above the 50th percentile.
Long-Term Equity Incentive Awards (Performance Share Awards + Time-Based Restricted Stock)	50th percentile of market if target goals achieved.	Target compensation and opportunities approximated the 50th percentile.

2020 Base Salary and Incentive Compensation
The executive compensation program ties a substantial portion of the named executive officers’ overall target annual compensation to corporate performance goals. The Compensation Committee uses multiple measures to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives, based on the Company’s compensation philosophy and market compensation. The mix is not subject to any pre-determined formula.

CEO Compensation Mix	Other NEO Compensation Mix
Salary 14.5%	Salary 39.6%
Restricted Shares 30.3%	Restricted Shares 10.4%
Target Annual Bonus 16.1%	Target Annual Bonus 25.5%
Target Performance Shares 39.1%	Target Performance Shares 24.5%
= 55.2% at risk	= 50.0% at risk

Fiscal Year 2020 Compensation
Base Salary
Each year, the Compensation Committee sets salaries that reflect the executives' skills, competencies, experience and performance. As a result, changes in salary focus primarily on an assessment of the executive’s performance in relation to the executive’s responsibilities. In addition, the Compensation Committee reviews market data, which provides a comparison of the executive’s salary relative to the salary of executives in the Company's peer group. The Compensation Committee also considers executive performance related to specific responsibilities and other factors such as the individuals’ potential for future contributions, specific talents, unique skills, depth of industry knowledge and experience. The financial impact of changes in compensation are also considered.
Based on these considerations, the Compensation Committee determined that it was appropriate to approve the following increases in salaries for the named executive officers in order to maintain levels for each of them at approximately the 50th percentile of market: Mr. Monaghan, 11.0%; Ms. Leneghan, 6.7%; Mr. LaPlaca, 7.0% (of which, 5% related to his promotion to Chief Administrative Officer during 2020); Mr. Ledda, 2.0%; and Ms. Goodwin, 3.0%. As described above, the named executive officers agreed to defer payment of 20% of their respective base salaries for April 2020 and their respective 2020 salary

Executive Compensation
increases, and reduce their respective base salaries by 10% for a period of three months during 2020, in order to mitigate the financial and operational impacts of the COVID-19 pandemic. The 2020 base salaries actually paid to the named executive officers are set forth in the Summary Compensation Table.
Annual Cash Incentive
Incentive Bonus Plan Target Percentage. During 2020, each named executive officer had an opportunity to earn an annual cash bonus under the Company’s Executive Incentive Bonus Plan. Each named executive officer’s potential award was expressed as a percentage of his or her base salary. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual cash bonus based upon the achievement of a combination of predetermined corporate goals.
Corporate Goals. The annual bonus plan is intended to provide an incentive to the named executive officers for achieving challenging annual performance goals that are indicative of overall Company performance. A primary objective of the plan is to provide significant reward opportunities for the achievement of targets that require substantial effort to achieve. For 2020, the Compensation Committee established performance targets under the bonus plan based on Free Cash Flow and Adjusted Operating Income. Adjusted Operating Income is a general metric of operating performance, while Free Cash Flow is a metric used by the Company as an important indicator of the overall financial performance of the Company and its ability to finance various capital decisions and fund continuing operations. The Committee believed these factors appropriately balanced incentives to improve operating performance and manage cash flow during the on-going renovation of the business.
If the minimum thresholds for both Free Cash Flow and Adjusted Operating Income are exceeded, the amount of the bonus paid is determined by the relative levels of actual Free Cash Flow and Adjusted Operating Income achievement by the Company as compared to the goals, up to a maximum value.
For Mr. Ledda, the Adjusted Operating Income goal was based partially (75%) on a goal for his respective regional segment (Europe) and partially (25%) on the consolidated corporate goal. For the Chief Executive Officer and the other named executive officers other than Mr. Ledda, annual cash bonuses were dependent entirely on consolidated corporate goals.
Response to COVID-19 Pandemic
In accordance with its customary practice, in early 2020, before the impact of the pandemic was apparent, the Compensation Committee established a minimum annual Free Cash Flow goal as a prerequisite to the payout of any bonus and threshold, target and maximum levels for the Adjusted Operating Income goals based on the Company's business outlook for 2020 at that time. These initial goals are included in the table below under the caption "Pre-Pandemic Goals".
Given the significant disruption from the COVID-19 pandemic on the Company's operations and financial performance and the substantial resources deployed to adapt to the changed business environment, the Compensation Committee determined to evaluate a minimum bonus achievement based on the Company's actual performance in the first half of 2020 and establish new goals for the full year 2020 annual bonuses to provide a more realistic incentive to drive an effective response to the pandemic, and to enhance shareholder value, consistent with the Company's pay-for-performance philosophy.
In light of this conclusion, the Compensation Committee established new Free Cash Flow and Adjusted Operating Income goals for threshold, target and maximum achievement based on the Company's outlook for the second half of 2020. The amount of the bonus paid is determined by the relative levels of actual Free Cash Flow and Adjusted Operating Income achievement by the Company compared to the goals, up to a maximum value, using a matrix established by the Compensation Committee. In addition, the Compensation Committee evaluated the first half 2020 performance and determined that the Company's actual performance through the second quarter of 2020 was on track to meet or exceed its pre-pandemic target performance, despite the onset of pandemic disruptions midway

Executive Compensation
through the second quarter. As a result, the Compensation Committee determined to provide for a minimum payout of 30% of the executive's target bonus amount based on actual performance through the second quarter of 2020. Actual free cash flow and actual adjusted operating income for the first half of 2020 were substantially higher compared to actual results for the first half of 2019.
Corporate Goals and Results for 2020
The specific performance goals for each of threshold, target and maximum of levels of achievement, as well as the actual level of performance achieved for 2020 are displayed in the following table (in millions, except percentages). The modified threshold, target and maximum levels were set with consideration to the impact of the pandemic, as discussed above, as well as the Company's 2019 actual financial performance.

Metric ($ in millions)	Threshold	Target	Maximum	Actual Performance
Pre-Pandemic Goals
Free Cash Flow (1) (Prerequisite)	$5.0	$5.0	$5.0	(3)
Adjusted Operating Income (2)	$2.0	$20.0	$30.0	(3)

Modified Goals
Free Cash Flow (1)	$(10.0)	$(3.0)	$5.0	$0.01
Adjusted Operating Income (2)	$(2.0)	$6.0	$20.0	$8.9

Payout as a % of Target	0%	100%	150%	120%
(1) Free Cash Flow was defined as net cash provided (used) by operating activities, less purchases of property and equipment plus proceeds, including advances from sales of property and equipment.
(2) Adjusted Operating Income was defined as operating income (loss) excluding the impact of restructuring charges, intangible asset write-downs, and gain on sale of business.
(3) Actual performance was below the pre-pandemic threshold for Free Cash Flow and between pre-pandemic threshold and target for Adjusted Operating Income, which would have resulted in no bonus being earned.
To measure achievement and determine payouts based on the modified goals, the Compensation Committee approved the matrix presented below, which includes the corporate performance metrics, structure, targets and payouts for 2020 (in millions, except for payout percentages).

Executive Compensation
Actual Annual Cash Incentive Awards for 2020
The actual payouts under the annual cash bonus plan were computed based on the Company’s actual corporate performance relative to the goals established under the plan for 2020, as outlined above. The payout amount for Mr. Ledda reflects that the Europe segment achieved segment Adjusted Operating Income at 53.8% of target. The payment of bonuses is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included in this proxy statement, and in the table below:

	2020 Target Award (% of Base Salary)	2020 Actual Payout (% of Target)	2020 Actual Payout Amount
Mr. Monaghan	107.9%	120%	$1,200,280
Ms. Leneghan	70%	120%	$365,400
Mr. LaPlaca	75%	120%	$411,300
Mr. Ledda*	50%	70.5%	$171,220*
Ms. Goodwin	50%	120%	$188,490
* 75% Europe results and 25% consolidated results.

Executive Compensation
Annual Cash Incentive Awards for Last Seven Years

The actual payouts to the Chief Executive Officer under the Company’s annual cash bonus plan over the last seven fiscal years have been directionally aligned with the Company’s performance as measured by total shareholder return, or TSR, over the same period. In years when actual payouts approximated target levels, the Company’s TSR for that year approximated that of the median of the S&P 1500. Similarly, in years when the Company’s TSR was below that of the S&P 1500 median, actual payouts were below target.

ANNUAL BONUS PAYOUT: IVC CEO RESULTS
100%
75%
50%
25%
0%
-25%
-50%
-75%
-100%
IVC Annual TSR Above/Below Median S&P 1500 TSR
0%
50%
100%
150%
200%
Actual Bonus Earned Based on Performance % Target
2019
2017
2015
2020
2014
2016
2018
High Payout (% of Target)
& High TSR (vs S&P 1500)
Low Payout (% of Target)
& Low TSR (vs S&P 1500)
IVC
Max
150%
PeerMax
200%

Long-Term Incentive Plan
The Company’s long-term equity compensation program for named executive officers includes performance share awards, referred to as “performance shares,” and time-based restricted stock awards, referred to as “restricted stock.” The program is intended to promote the Company’s long-term success and increase shareholder value by further aligning the named executive officers’ total compensation with the interests of shareholders. Each share of restricted stock is one restricted common share of the Company, and each vested performance share represents the right to receive one common share of the Company.
The Compensation Committee approved a long-term equity compensation program with regular annual awards for 2020 having values weighted 70% in performance shares and 30% in restricted stock for each of the named executive officers. This mix of equity awards was intended to enhance the performance-based incentives to increase shareholder value in the program by emphasizing awards tied to achieving long-term financial objectives that will support future value creation while managing shareholder dilution and compensation expense.

Executive Compensation
In making equity awards in 2020, the Compensation Committee reviewed information provided by Pay Governance regarding the median market value of long-term compensation awards, as well as median market value of total direct compensation. Equity award guidelines for the regular annual awards to named executive officers were generally developed around target grant values at 100% of the market median according to each executive’s salary and target cash compensation level, organizational level, reporting relationships and job responsibilities, to link executive compensation and the achievement of various long-term Company goals.
The Compensation Committee considered each named executive officer’s performance and the Company’s overall performance when determining the actual grant value of the 2020 awards of performance shares and restricted stock of each named executive officer. The equity awards approximated the targeted range for each named executive officer. The Awards granted in 2020 to each of the named executive officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2020 Table.
The following outlines the Company’s long-term incentive plan structure and the key elements of each type of award for the named executive officers:

Long-Term Incentive Plan ("LTIP") Mix
	Performance Shares	Restricted Stock
	Vest at end of 3-year period based on achievement key financial goals	3-year time-based vesting period; One-third of shares vest each year
LTIP Mix	70%	30%
Performance Shares Granted in 2020
The performance shares granted in 2020 initially are based on a minimum three-year average annual Gross Margin percentage ("Average Gross Margin Percentage") over the three-year performance period ending December 31, 2022. Meeting or exceeding the initial performance goal will permit the performance share awards to potentially vest at 150% of the target number of shares specified in the applicable award agreement. This 150% maximum is less than the 200% maximum used by others in the Company's peer group, and allows the Company to better manage the use of equity plan shares. At the end of the period, the Compensation Committee will then compare the Company's actual level of Adjusted EBITDA* for the last year of the period to specific performance goals established by the Compensation Committee, to determine what portion of the performance shares made available for the 2020 performance awards will actually be earned, if any. Both of these financial measures are important indicators of the Company’s progress in executing its long-term strategy, and are different from, and thus balance the performance metrics used for the annual cash incentive.
Because the 2020 performance shares are based on the Average Gross Margin Percentage performance over three years and because the Compensation Committee will evaluate the Company's progress at the end of the three-year period based on its level of Adjusted EBITDA at that time to determine actual amounts earned, it is difficult to predict the amount of performance shares that may vest, if any, at the end of the performance period. The Company's Gross Margin performance in 2020 was above the average target level established for the three-year period, and such performance must be sustained for 2021 and 2022 in order for awards to qualify for payout.
Results of Performance Shares Granted in 2018
The three-year performance period for the performance shares granted in 2018 was completed on December 31, 2020. The Compensation Committee established an initial qualifying performance goal for the 2018-2020 cycle based on a target for Average Gross Margin percentage over three years of 26.5%. Meeting or exceeding the initial performance goal qualifies the performance share awards at 150% of target. Actual vesting of all, some or none of the awards qualified by achievement of the Average Gross Margin goal is based on the Company’s level of Adjusted EBITDA for the third year of the period as

Executive Compensation
compared to specific performance goals for each of the threshold, target and maximum levels of achievement established by the Compensation Committee.
Prior to the onset of the pandemic, the Compensation Committee had established an Adjusted EBITDA performance goal for 2020 to be used to determine the portion of the 2018 performance awards that would be earned at the end of 2020, which is included in the table below under the caption "Pre-Pandemic Goal". In light of the impact of the pandemic on the Company's operating and financial performance, the Compensation Committee reviewed the Adjusted EBITDA performance goal for 2020 to determine whether to revise the threshold, target and maximum levels to reflect goals that were realistically achievable and would provide appropriate incentive compensation opportunities. The Compensation Committee retained the initial qualifying goal of Average Gross Margin of 26.5% over the three-year performance period, but concluded that establishing a revised Adjusted EBITDA goal for 2020 with a target approximately equal to the Company's actual Adjusted EBITDA performance for 2019 would provide a more realistic incentive and reflect a substantial achievement and enhancement of shareholder value, in light of the impact of the pandemic, consistent with the Company's pay-for-performance philosophy and the existing structure of the LTIP.
The Average Gross Margin percentage for the 2018-2020 cycle was 28.2%, which exceeded target and initially qualified the 2018 performance shares at 150% of target. The Compensation Committee then evaluated the Company’s actual 2020 Adjusted EBITDA as compared to established goals. The specific performance goals for each of threshold, target and maximum level of achievement, as well as the actual level of performance achieved for 2020, are displayed in the following table (in millions, except percentages).

Metric	Threshold	Below Target	Target	Above Target	Maximum	Actual Performance
Pre-Pandemic Goal
Adjusted EBITDA (2)	$<29.0	$29.0	$45.0	$49.5	$54.0	(1)
Modified Goal
Adjusted EBITDA (2)	$<17.2	$22.9	$28.6	$34.3	$40.0	$31.9
Payout as a % of Target	0%	50%	100%	125%	150%	114%
(1) Actual performance was between pre-pandemic threshold and target.
(2) "Adjusted EBITDA” for this purpose is net income (loss) plus income taxes, net interest expense, net gain (loss) on convertible debt derivatives, net loss on impairment charges, depreciation and amortization, equity compensation, charges related to restructuring activities, loss on debt extinguishment including debt finance charges and fees and impact from divestitures.
The amount of performance shares that were earned by the named executive officers at 114% of target constituted 48% of the original target value of the awards due to the decline in the Company's stock price over the performance period. The actual payouts under the performance shares for Messrs. Monaghan, LaPlaca and Ledda and Ms. Leneghan are set forth in the table below. Ms. Goodwin was not employed by the Company in 2018 and thus received no performance shares.

Executive Compensation

	2018 Performance Shares
	2020 Actual Payout (% of Target)	2020 Actual Payout Amount (Shares)

Mr. Monaghan	114%	150,924
Ms. Leneghan	114%	21,186
Mr. LaPlaca	114%	12,934
Mr. Ledda	114%	13,382
Results of Performance Shares Granted in 2019
The three-year performance period for performance shares granted in 2019 will conclude on December 31, 2021. Prior to the onset of the pandemic, the vesting of the awards for the 2019-2021 cycle was structured based 25% on an Average Gross Margin percentage goal over the three-year period and 75% on an Adjusted EBITDA goal for the third year. For the 25% portion, meeting or exceeding the initial performance goal would qualify the performance share awards at 150% of target, and the Compensation Committee would evaluate the Company’s performance against non-financial goals to determine what portion of the 25% of performance shares would actually be earned. The vesting of the other 75% portion of performance shares was based on achieving a 2021 Adjusted EBITDA performance goal determined by the Compensation Committee.
In light of the impact of the pandemic, the Compensation Committee determined to modify the performance goals applicable to the 2019 performance awards to align with the LTIP program structure utilized in prior years and to provide an incentive opportunity that is more appropriate and reasonable to achieve. While the target Average Gross Margin percentage for the three-year period remains the same as under the pre-pandemic structure, as modified, Average Gross Margin is the initial goal applicable to the entire performance share award, consistent with the LTIP award structure used in prior years. If the initial goal is achieved, shares actually earned under the awards will be based on revised threshold, target and maximum Adjusted EBITDA goals for 2021 (intended to represent more realistically achievable levels while still representing improvement over prior year performance). As with the annual cash bonus and the 2018 performance awards, the Compensation Committee concluded that modifying the 2019 awards was appropriate and would provide a more realistic incentive which, if the new goals are met, would reflect a substantial achievement and enhancement of shareholder value.
Because the achievement of the requisite goals is based on the Company's performance as of the end of the period, it is difficult to predict the amount of performance shares that may vest, if any. The Company's Gross Margin performance in 2019 and 2020 was above the average target level but the Company must achieve at least the threshold Adjusted EBITDA performance for 2021 in order for any awards to vest.
Performance Share Award Vesting During Last Five Years
As with the actual payouts to the Chief Executive Officer under the Company’s annual cash bonus plan, the level of performance shares actually earned since the LTIP program’s inception has generally reflected the Company’s TSR performance over the same period. The level of performance shares earned by the CEO for three of the last five fiscal years relative to the Company’s average 3-year TSR performance as compared to that of the median of the S&P 1500 is illustrated below.

Executive Compensation

PERFORMANCE SHARE AWARD: IVC CEO RESULTS
IVC 3Year TSR Above/Below Median S&P 1500 TSR
75%
50%
25%
0%
-25%
-50%
-75%
-100%
-125%
0%
50%
100%
150%
200%
Actual Award Earned Based on Performance % Target
IVC Max 150%
Peer Max 200%
High Payout (% of Target) & High TSR (vs S&P 1500)
Low Payout (% of Target) & Low TSR (vs S&P 1500)
2015-17
2014-16
2016-18
2018-20
2017-19

Restricted Stock Granted in 2020
The restricted stock granted in 2020 was issued at no cost to the recipient and vests ratably over three years based on continued service by the recipient. To further enhance its retention value, the terms of the restricted stock allow the holder, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover any minimum tax withholding obligation. The grants of restricted stock provide that the holders of that restricted stock will be entitled to receive cash dividends declared and paid by the Company on the Company’s outstanding common shares only to the extent vested at the time of the dividend.
CEO Employment Agreement
In 2020, the Company entered into a new employment agreement with Mr. Monaghan that replaced his original agreement, which was to expire on March 31, 2020. The agreement has a term of approximately three years, ending on May 31, 2023.
In structuring Mr. Monaghan's compensation arrangements under the agreement, the Compensation Committee sought to provide Mr. Monaghan with annual compensation targeted at the market median of the Company's compensation peer group in light of his leadership of the Company's business transformation, while retaining some flexibility for adjustment by the Compensation Committee.
The new agreement provides Mr. Monaghan with a base salary of $927,000 per year effective January 1, 2020, an annual bonus target opportunity of 107.9% of his annual base salary and continued participation in the Company's LTIP with an annual equity grant consisting of 70% performance shares and 30% restricted stock. To incentivize Mr. Monaghan to enter into the new agreement, he also received an additional one-time award of 118,764 restricted shares scheduled to vest over three years in three annual installments of 25% after each of the first two years and 50% after the third year. The vesting

Executive Compensation
schedule for this award is weighted so that 50% of the shares vest after the third year, to enhance retention value of the award and the new agreement.
Mr. Monaghan's severance arrangements under the agreement remain substantially similar to those provided under his original agreement and are further described under the caption "Severance Arrangements" in the Other Post-Employment Compensation section of this proxy statement. Mr. Monaghan's existing change of control, indemnity and technical information and non-competition agreements with the Company remain in full force and effect and were unchanged by the new employment agreement.
Retirement and Other Benefits
The Company maintains the plans described below to provide U.S.-based executives the opportunity to address long-term financial and retirement planning with a degree of certainty and to provide financial stability in the event the executives are impacted by unforeseeable factors beyond their control.
The Company maintains the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, for its eligible employees, to which the Company has the discretion to make matching and quarterly contributions on behalf of participants, including each of the U.S.-based named executive officers. The amounts of the contributions made by the Company to the Invacare Retirement Savings Plan on behalf of U.S.-based named executive officers are set forth in a footnote to the Summary Compensation Table and are consistent with the benefits provided to all other employees who participate in the plan, up to the regulatory limits imposed on the plan for highly compensated employees.
The Company provides its highly compensated U.S. employees, including named executive officers, the opportunity to participate in the Deferred Compensation Plus Plan (“DC Plus Plan”), a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan. Thus, the DC Plus Plan provides the executives with the opportunity to save additional pre-tax funds for retirement up to the amount that the executive otherwise would have been able to save under the Invacare Retirement Savings Plan but for the regulatory limits imposed on that plan for highly compensated employees. As a result, highly compensated employees are eligible to save for retirement at the same rate (based on percentage of compensation) as other employees. In addition to individual deferrals, the Company has the discretion to provide matching contributions and additional quarterly contributions for participating executives which are similar in percentage to the Company's contributions to employees who participate in the Invacare Retirement Savings Plan. The amounts of the contributions made by the Company on behalf of each named executive officer to the DC Plus Plan are set forth in the Non-Qualified Deferred Compensation Table and a footnote to the Summary Compensation Table. The terms of the DC Plus Plan are further described following the Non-Qualified Deferred Compensation for Fiscal Year 2020 Table.
The Company also provides a Supplemental Executive Retirement Plan, or “SERP,” to one of the named executive officers who was in his role prior to 2011, to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. The change in the present value of the accumulated benefit obligation to the named executive officer who participates in the SERP is set forth in the Summary Compensation Table. The present value of the aggregate accumulated benefit obligation to the named executive officer under the SERP is included in the Pension Benefits for Fiscal Year 2020 Table, and the terms of the SERP are further described following that table.
Effective July 1, 2011, the Compensation Committee, based on the recommendation of management, (1) reduced the discretionary quarterly contributions by the Company for all participants in the Invacare Retirement Savings Plan and DC Plus Plan from 4% to 1% of total cash compensation and (2) suspended the contributions by the Company for all participants in the SERP and reduced the interest accrual rate under the SERP from 6% to 0%. The reductions remain in effect indefinitely, until the Company or, in the case of the SERP, the Compensation Committee determines to restore them. The

Executive Compensation
Compensation Committee closed the SERP to new participants in 2011, so the only named executive officer participating in the SERP was Mr. LaPlaca.
Perquisites and Other Personal Benefits
The Company provided named executive officers certain limited perquisites in 2020, which the Compensation Committee believes are reasonable, competitive and useful in attracting and retaining executives. They are not tied to individual or Company performance. The named executive officers do not receive any "gross-up" payments to cover the taxes associated with any perquisites. These include certain benefits provided to all eligible U.S.-based employees of the Company, such as medical, dental, life and disability insurance, and certain non-core benefits such as an annual physical exam and health screening. Perquisites are reported in the Summary Compensation Table.
Under Mr. Monaghan’s employment agreement, he is entitled to reimbursement of expenses (no greater than the cost of a refundable business class air ticket) related to his use of his personal airplane for Company business travel under certain circumstances. Mr. Monaghan did not use his personal aircraft in 2020 for Company business travel.
The Company maintains a death benefit only plan in which certain of the named executive officers participate, which is described in Other Potential Post-Employment Compensation.
Severance and Change of Control Benefits
Severance Benefits. The Company has entered into agreements with each of the named executive officers that provide for the payment of certain severance benefits upon a termination of employment other than a termination following a change of control of the Company. These agreements provide some level of income continuity should an executive’s employment be terminated without cause by the Company, or, in the case of the Chief Executive Officer, by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.
Change of Control Benefits. Each named executive officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change of control of the Company. The Company believes that these agreements help retain executives and provide for management continuity in the event of an actual or threatened change of control. They also help to ensure that the interests of executives remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause following a change of control. The "double-trigger" nature of the agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and a termination of the executive’s employment with the surviving entity within two years (three years in the case of Mr. LaPlaca, which includes a one-year retention benefit upon a change of control) after the change of control. These agreements are further described under Other Potential Post-Employment Compensation.
Equity Grant Practices and Other Policies
Equity Grant Practices
The Compensation Committee’s practice is to make annual grant determinations in March of each year, following the expected release of earnings for the prior fiscal year in late January or early February, without regard to whether the Company otherwise is in possession of material non-public information. Accordingly, the Company made its annual grant determinations for 2020 in March 2020.
Equity-based grants also are made occasionally, during the year, to new hires or to current employees in connection with a promotion or other special recognition. Any two of the Chief Executive Officer, the Chief Financial Officer and the Chief Administrative Officer may, subject to the approval and ratification of the Compensation Committee, grant equity-based awards to an employee, other than an executive officer, in connection with an offer of employment or promotion.

Executive Compensation
Equity Run Rate
In determining the total number of equity-based grants to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by providing incentives to a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Compensation Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 3.4%. For these purposes, “run rate” is defined as the number of equity awards granted in a year compared to the total number of outstanding shares in that same year. As of December 31, 2020, the Company’s outstanding equity awards were 9.5% of total shares outstanding while shares available for future awards under the 2018 Equity Compensation Plan amounted to another 10.3% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the term of stock options when granted (10 years), and the exercise prices of a substantial portion of the outstanding stock options being above the Company’s stock price over the last several years, which has generally resulted in fewer stock options being exercised. As of December 31, 2020, there were 3,254,047 equity awards outstanding under the 2018 Equity Compensation Plan and its predecessor plans of which 1,081,804 or 33.2% were stock options with exercise prices higher than the closing price of the Company’s common shares on that date.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its Directors, named executive officers and other executives to align the interests of Directors and key executives with those of the shareholders of the Company. The guidelines also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable with that alignment than other employees.
Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:
•Chief Executive Officer - five times base salary
•Chief Financial Officer - two times base salary
•Other Executive Officers - two times base salary
The number of shares required to be held by each executive is established by multiplying the applicable executive’s salary by the applicable multiplier and dividing by the Company’s average daily stock price for the previous year.
Under the stock ownership guidelines, each non-employee Director is expected to own shares equal in value to five (5) times the cash portion of the annual retainer fee paid to such Director. The number of shares required to be held by each non-employee Director is established by multiplying the cash portion of the annual retainer by five and dividing by the Company’s average daily stock price for the previous year.
“Stock ownership” is defined to include shares held directly or indirectly by the Director or executive, all unvested restricted stock held by the Director or executive and 30% of the shares underlying unexercised stock options held by the Director or executive where the option strike price is at least 20% below the market closing price at the evaluation date.
Directors and executive officers are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from their date of hire or promotion, and to maintain at least that level of stock ownership continuously thereafter while employed. All of the Directors and named executive officers have either met the guidelines or are pursuing the goals to meet the guidelines within the expected time.

Executive Compensation
Holding Period. The share ownership guidelines provide that Directors and executive officers subject to the guidelines are required to hold their “net shares” from vested equity awards until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
Hedging and Pledging Prohibition
As part of its policy relating to the trading of Invacare securities by Company insiders, the Company prohibits all employees who may gain access to material nonpublic information regarding the Company and all directors of the Company, and their designees, from hedging the economic risk of their ownership, pledging their shares, or trading in any interest or position relating to the future price of the Company securities, such as a put, call or short sale. This includes a prohibition on purchasing any financial instrument (including any prepaid variable forward contract, equity swap, collar, and exchange fund), or otherwise engaging in any transaction, that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Company equity securities; provided that, the foregoing is not intended to prohibit broad-based diversification transactions such as mutual fund investments.
Policy Regarding Clawback of Incentive Compensation
If the Board of Directors or any appropriate Board committee has determined that fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or such committee may take actions it deems necessary, in its discretion, to remedy the misconduct and to prevent its recurrence. In determining what remedies to pursue, the Board or appropriate committee would consider all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Executive Incentive Bonus Plan provides that the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008, if and to the extent that, (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant, had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it deems appropriate in view of all the facts surrounding the particular case.
The Board of Directors, at the recommendation of the Compensation Committee, adopted a policy providing the Board of Directors the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors, or any appropriate committee, has determined that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).
Tax Implications - Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible by the company. Prior to 2017, this deductibility limit was subject to an exception for “performance-based compensation” that met certain procedural requirements. As part of the 2017 Tax Cuts & Jobs Act (the “Tax Act”), the ability to rely on the performance-based compensation exception was eliminated. As a result of the Tax Act, the Company is no longer able to deduct any compensation paid to its named executive officers in excess of $1 million after November 2, 2017.

Executive Compensation
To the extent practicable in view of its compensation philosophy, the Company historically sought to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m), while retaining the flexibility to award discretionary incentive compensation that may not qualify for the exception for performance-based compensation.
The Compensation Committee has the discretion to provide compensation which may not be deductible by reason of Section 162(m). In light of the repeal of the performance based compensation exception in Section 162(m), the Compensation Committee has approved awards that are not fully deductible because of Section 162(m) and expects in the future that it may approve additional compensation that is not deductible for income tax purposes.
The Compensation Committee also considers the impact of Section 409A of the Internal Revenue Code, and the Company generally seeks to structure its compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A to avoid possible adverse tax consequences that may result from noncompliance.
Risk Assessment
The Compensation Committee, with the assistance of the independent compensation consultant, had previously conducted a risk assessment of the Company’s compensation policies and practices for its employees, including those related to the executive compensation programs discussed above. The Compensation Committee, in conducting the assessment, analyzed associated risks and considered mitigating factors. Based upon its review of the assessment and of the material developments in the Company’s compensation policies and practices since the assessment, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Report of the Compensation and Management Development
Committee on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2021 Annual Meeting of Shareholders.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Baiju R. Shah, Chair
Petra Danielsohn-Weil, PhD
Marc M. Gibeley
C. Martin Harris, M.D.

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Executive Compensation
Summary Compensation Table
The following table presents the total compensation for the years indicated for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)(3)	All Other Compen-sation ($)(4)		Total ($)
Matthew E. Monaghan	2020	906,127	—		4,310,468	1,200,280	—	43,365	(5)	6,460,240
Chairman, President and Chief Executive Officer	2019	835,000	—		6,453,654	1,008,263	—	44,000	(5)	8,340,917
	2018	807,029	—		4,464,199	—	—	54,162	(5)	5,325,390

Kathleen P. Leneghan	2020	424,810	—		799,450	365,400	—	17,178	(6)	1,606,838
Senior Vice President and Chief Financial Officer	2019	407,640	—		1,694,091	304,711	—	18,715	(6)	2,425,157
	2018	391,150	13,500	(1)	760,420	—	—	21,490	(6)	1,186,560

Anthony C. LaPlaca	2020	433,654	—		239,855	411,300	—	9,960	(7)	1,094,769
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	2019	427,283			574,777	368,532	—	11,501	(7)	1,382,093
	2018	418,904	—		382,595	—	—	14,595	(7)	816,094

Ralf A. Ledda	2020	475,073	—		248,272	171,220	—	39,808	(8)	934,373
Senior Vice President and General Manager (EMEA)	2019	421,914	—		594,954	146,085	—	40,197	(8)	1,203,150
	2018	412,560	—		396,005	—	—	39,732	(8)	848,297

Angela Goodwin	2020	306,525	—		109,415	188,490	—	10,140	(9)	614,570
Chief Information Technology Officer

(1)    Ms. Leneghan was appointed Senior Vice President and Chief Financial Officer on February 22, 2018, after having served as Interim Chief Financial Officer since November 2017. Ms. Leneghan earned a bonus of $9,000 per month while serving as Interim CFO for January and half of February 2018.
(2)    The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all restricted stock and performance shares awarded to each officer during the fiscal year. The value of performance share awards was estimated, as of the grant date, assuming that achievement of the performance targets would be 150% of target; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems appropriate, based on the actual performance over the three-year period and progress towards the transformation. For a description of the assumptions made in computing the values reported in this column, see Equity Compensation in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(3)    There were no changes in the present value of the accumulated benefit obligations to any named executive officer who participated in the SERP in 2020, 2019 or 2018. No above market or preferential earnings on nonqualified deferred compensation were earned by any named executive officer in 2020, 2019 or 2018.
(4)    Compensation reported in this column includes (i) the value of Company contributions made in each fiscal year on behalf of the officer to the Invacare Retirement Savings Plan or Swiss Retirement Plan (in the case of Mr. Ledda) and the DC Plus Plan; (ii) in the case of Mr. Monaghan and Ms. Leneghan, amounts paid for life insurance premiums; (iii) in the case of Mr. Ledda and Ms. Leneghan, amounts paid for car allowances, and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: an annual physical exam and health

Executive Compensation
screening. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer.
(5)    Other compensation for Mr. Monaghan includes (i) in 2020, $34,310 paid by the Company for life insurance premiums, $2,088 contributed by the Company to the DC Plus Plan, $6,967 contributed by the Company to the Invacare Retirement Savings Plan; (ii) in 2019, $34,310 paid by the Company for life insurance premiums, $2,019 contributed by the Company to the DC Plus Plan, $7,671 contributed by the Company to the Invacare Retirement Savings Plan and (iii) in 2018, $34,310 paid by the Company for life insurance premiums, $12,371 contributed by the Company to the DC Plus Plan, $7,481 contributed by the Company to the Invacare Retirement Savings Plan.
(6)    Other compensation for Ms. Leneghan includes (i) in 2020, $9,576 paid by the Company for life insurance premiums, $6,583 contributed by the Company to the Invacare Retirement Savings Plan,$1,019 contributed by the Company to the DC Plus Plan; (ii) in 2019, $9,492 paid by the Company for life insurance premiums, $8,235 contributed by the Company to the Invacare Retirement Savings Plan, $988 contributed by the Company to the DC Plus Plan and (iii) in 2018, $9,486 paid by the Company for life insurance premiums, $8,752 contributed by the Company to the Invacare Retirement Savings Plan,$1,752 contributed by the Company to the DC Plus Plan and $1,500 paid for car allowances.
(7)    Other compensation for Mr. LaPlaca includes (i) in 2020, $6,626 contributed by the Company to the Invacare Retirement Savings Plan and $1,068 contributed by the Company to the DC Plus Plan;(ii) in 2019, $8,383 contributed by the Company to the Invacare Retirement Savings Plan and $1,047 contributed by the Company to the DC Plus Plan and (iii) in 2018, $8,250 contributed by the Company to the Invacare Retirement Savings Plan and $4,175 contributed by the Company to the DC Plus Plan.
(8)    Other compensation for Mr. Ledda includes (i) in 2020, $32,276 contributed by the Company to the Swiss Retirement Plan and $7,532 as a car allowance; (ii) in 2019, $32,706 contributed by the Company to the Swiss Retirement Plan and $7,491 as a car allowance; (iii) in 2018, $32,260 contributed by the Company to the Swiss Retirement Plan and $7,472 as a car allowance.
(9)    Other compensation for Ms. Goodwin includes in 2020, $5,000 paid by the Company for housing allowance and $5,140 contributed by the Company to the Invacare Retirement Savings Plan.

Executive Compensation
Equity Compensation
Grants of Plan-Based Awards for Fiscal Year 2020
The following table shows, for the named executive officers, plan-based awards to those officers during 2020, including restricted stock and performance share awards, and incentive plan opportunities under the Executive Incentive Bonus Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#) (3)
Matthew E. Monaghan	3/27/2020	(1)							265,557			7.10
	3/27/2020	(2)				3,425	342,516	513,774				7.08
	3/27/2020	(4)	10,002	1,000,233	1,500,350
Kathleen P. Leneghan	3/27/2020	(1)							33,846			7.10
	3/27/2020	(2)				790	78,975	118,463				7.08
	3/27/2020	(4)	3,045	304,500	456,750
Anthony C. LaPlaca	3/27/2020	(1)							10,155			7.10
	3/27/2020	(2)				237	23,694	35,541				7.08
	3/27/2020	(4)	3,428	342,750	514,125
Ralf A. Ledda	3/27/2020	(1)							10,512			7.10
	3/27/2020	(2)				245	24,525	36,788				7.08
	3/27/2020	(4)	2,435	243,504	365,257
Angela Goodwin	3/27/2020	(1)							4,632			7.10
	3/27/2020	(2)				108	10,809	16,214				7.08
	3/27/2020	(4)	1,571	157,075	235,613

(1)    Time-Based Restricted Shares granted pursuant to the 2018 Equity Plan. These shares are scheduled to vest in one-third installments on each of May 15, 2021, May 15, 2022 and May 15, 2023, respectively.
(2)    Performance Share Awards granted under the 2018 Equity Plan. These performance shares are scheduled to vest on December 31, 2022 based on and subject to achieving performance targets. See the Long-Term Incentive Compensation discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.
(3)    Meeting or exceeding the initial performance goal will qualify the performance share awards at 150% of target which is reflected as the maximum number of shares which could be earned; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems it to be appropriate, based on actual performance over the three-year.
(4)    On March 27, 2020, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2020 to certain key employees, including the named executive officers, which goals were subsequently modified during 2020 in response to the impacts of the COVID-19 pandemic.
Restricted Stock and Performance Share and Performance Option Awards
Each restricted stock and performance share and performance option award set forth in the tables in this "Equity Compensation" section was awarded under either the 2018 Equity Plan, or its predecessor, the 2013 Equity Plan. Under the plans and the performance share, restricted stock and Performance option award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.

Executive Compensation
Vesting. Shares of restricted stock generally are scheduled to vest in annual one-third increments over a three-year period beginning on May 15 of the year following the year of grant. If the recipient’s employment terminates for any reason other than the recipient’s death, then he or she will forfeit the unvested restricted shares. If the recipient dies during the vesting period, then his or her estate (or designated beneficiary) will become vested in a prorated number of restricted shares.
Performance shares and performance options generally vest after a three-year performance period, based on the level of achievement of predetermined performance goals. The performance shares granted in 2020, 2019, and 2018 may be earned in a range between 0% and 150% of the number of shares specified in the applicable award agreement, depending on the Company’s performance for the performance period compared to the initial performance goal. Meeting or exceeding the initial performance goal will qualify the performance share awards at 150% of target, however the Compensation Committee retained discretion to reduce the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the Company's transformation. The Compensation Committee determined to take this approach due to the difficulty of setting specific financial performance goals during the Company’s business transformation. Performance goals for performance shares are based on gross margin percentage. Recipients may be entitled to a prorated number of shares, based on actual performance, if their employment terminates during the performance period due to death, disability or retirement.
Dividends and Dividend Equivalents. Recipients are not entitled to receive any dividends that are paid with respect to the Company’s common shares prior to the vesting of their restricted stock or performance shares and exercise of performance options. Following the vesting of the restricted stock or performance shares or exercise of performance options, the recipient will become entitled to any dividends that are paid with respect to the vested portion of the shares underlying their restricted stock or performance shares after the applicable vesting date or the portion of shares exercised under their performance options after the applicable exercise date.
Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or a similar transaction, the Compensation Committee will adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the plans and the number and class of shares applicable to outstanding awards.
Termination of Awards. The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.
Amendment of Awards. The Compensation Committee may, subject to certain restrictions, amend the terms of any award under the plans, including to waive, in whole or in part, any restrictions or conditions applicable to any award. The Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain corporate transactions described above.
In the event of a change of control of the Company (as defined under the plans), the restricted shares, performance shares and performance options will continue under their original vesting or performance schedule if the awards are assumed or replaced by the new entity. If, however, the awards are not assumed by the new entity, then, upon the change of control, the restricted stock will fully vest and the performance shares and performance options will vest as if a target level of performance was achieved. If the recipient’s employment is terminated without cause or by the recipient for good reason (as both terms are defined in the plans) following a change of control, then he or she will fully vest in the restricted shares and vest in the target number of performance shares.

Executive Compensation
Clawback. If the Board of Directors or any appropriate Board committee has determined that fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or such committee may take actions it deems necessary, in its discretion, to remedy the misconduct and to prevent its recurrence. In determining what remedies to pursue, the Board or appropriate committee would take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Executive Incentive Bonus Plan provides that the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008, if and to the extent that, (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate.
2018 Equity Compensation Plan
The Invacare Corporation 2018 Equity Compensation Plan is referred to in this proxy statement as the “2018 Equity Plan”. The 2018 Equity Plan is the Company’s shareholder-approved equity compensation plan, and is the successor to the Company’s 2013 Equity Compensation Plan (the "2013 Equity Plan") and 2003 Performance Plan. Under the 2018 Equity Plan, Directors and employees of the Company and its affiliates may be granted the following types of awards with respect to the Company’s common shares: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and performance shares. The maximum number of Company common shares, without par value, available for issuance under the 2018 Equity Plan will not exceed the sum of the following: 6,200,000 shares, subject to increase by 2,500,000 based on the result of Proposal 2 in this Proxy Statement, plus any shares covered by an outstanding award made under the 2013 Equity Plan or the Company’s 2003 Performance Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award. As of December 31, 2020, there were 3,915,600 shares available for issuance under the 2018 Equity Plan inclusive of 375,066 aggregate shares under the Company’s 2013 Equity Compensation Plan and 2003 Performance Plan which can be transferred into the 2018 Equity Plan.
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan was approved and adopted by the shareholders of the Company on May 25, 2005, and was reapproved by the shareholders of the Company on May 20, 2010 and again on May 14, 2015. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2020.
Purpose. The Executive Incentive Bonus Plan is intended to provide an incentive to the Company’s executive officers to improve the Company’s inherent value, operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.
Administration. The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.
Eligibility and Participation. All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company

Executive Compensation
on the payment date in order to receive a bonus payment under the Executive Incentive Bonus Plan, unless the officer’s employment is terminated prior to the payment date as a result of death, disability, or retirement, in which case the officer may receive a prorated payment. In 2020, there were eight participants in the Executive Incentive Bonus Plan, including the named executive officers.
Awards under the Executive Incentive Bonus Plan. Awards under the plan are designed to ensure that the compensation of the Company’s officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant engaged by the Compensation Committee. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, which is payable based on the level(s) of achievement of a specified performance goal(s) for the performance period. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential cash bonus amount.
Performance Goals. The performance goal(s) for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the shares; or total shareholder return. For 2020, the bonus opportunity was based upon satisfaction of established bonus targets described in the section entitled "Compensation Discussion and Analysis."
The performance goal for a performance period is established in writing by the Compensation Committee during the first 90 days of the year. During this same time period, the Compensation Committee may adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee’s assessment of the Company’s business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.
The target bonus payable to any officer for a performance period is a specified percentage of the officer’s compensation for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000.
In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.
Clawback. If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require

Executive Compensation
reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Amendment and Termination. The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason.

Executive Compensation
Outstanding Equity Awards held by the named executive officers at December 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Matthew E. Monaghan	400,000		12.15	03/16/27
								150,925	(1)	1,350,779
					18,912	(2)	169,262
					96,232	(3)	861,276
								505,263	(4)	4,522,104
					146,793	(6)	1,313,797
					118,764	(6)	1,062,938
								513,774	(8)	4,598,277
Kathleen P. Leneghan	6,600		24.45	09/02/21
	8,000		13.37	08/14/22
	8,000		14.49	03/18/23
								21,187	(1)	189,624
					7,500	(5)	67,125
					2,655	(2)	23,762
					25,261	(3)	226,086
								132,632	(4)	1,196,341
					33,846	(6)	302,922
								118,462	(7)	1,060,235
Anthony C. LaPlaca	11,200		24.45	09/02/21
	13,500		13.37	08/14/22
	13,500		14.49	03/18/23
			12.15	3/16/2027
								12,934	(1)	115,759
					1,621	(2)	14,508
					8,571	(3)	76,710
								45,000	(4)	402,750
					10,155	(6)	90,887
								35,541	(7)	318,092
Ralf A. Ledda	2,100		24.45	09/02/21
	2,200		13.37	08/14/22
	2,200		14.49	03/18/23
			12.15	03/16/27
								13,382	(1)	119,769
					1,680	(2)	15,036
					8,872	(3)	79,404
								46,580	(4)	416,891
					10,512	(6)	94,082
								36,787	(7)	329,244
Angela Goodwin					3,910	(3)	34,995
								20,526	(4)	183,708
					4,632	(6)	41,456
								16,213	(7)	145,106

Executive Compensation
(1)    The performance share award had a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned was determined following the performance period ending December 31, 2020. The number of shares reported in the table is based on achievement of 114% of target, which represents the actual vesting earned under the award as determined by the Compensation Committee on April 5, 2021. See the description in "Performance Shares Granted in 2018" in Compensation Discussion and Analysis above.
(2)    The restricted share award vests in equal annual installments over three years beginning on May 15, 2019.
(3)    The restricted share award vests in equal annual installments over three years beginning on May 15, 2020.
(4)    The performance share award has a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined following the performance period ending December 31, 2021. The number of shares reported in the table is based on achievement of 150% of target, which is the amount of shares to be qualified under the award if the performance goal is achieved, subject to reduction at the discretion of the Compensation Committee based on actual performance over the three-year period. See the description in "Performance Shares Granted in 2019" in Compensation Discussion and Analysis above.
(5)    The restricted share award vests in full on May 15, 2021 after a three-year "cliff" vesting period.
(6)    The restricted share award vests in equal annual installments over three years beginning on May 15, 2021.
(7)    The performance share award has a three-year performance period with payout based upon achievement of certain performance goals. The number of shares earned will be determined following the performance period ending December 31, 2022. The number of shares reported in the table is based on achievement of 150% of target, which is the amount of shares to be qualified under the award if the initial performance goal is achieved, subject to reduction at the discretion of the Compensation Committee based on actual performance over the three-year period. See the description in "Performance Shares Granted in 2020" in Compensation Discussion and Analysis above.

Executive Compensation
Option Exercises and Stock Vested During Fiscal Year 2020
The following table shows, for the named executive officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew E. Monaghan			295,877	2,642,182
			24,588	144,823
			18,911	111,386
			48,129	283,480

Kathleen P. Leneghan			3,333	19,631
			2,655	15,638
			12,634	74,414

Anthony C. LaPlaca			20,785	185,610
			2,432	14,324
			1,621	9,548
			4,286	25,245

Ralf A. Ledda			20,785	122,424
			2,432	14,324
			1,680	9,895
			4,436	26,128

Angela Goodwin			1,955	11,515

Pension Benefits for Fiscal Year 2020
The following table presents certain information with respect to the SERP at December 31, 2020 for the named executive officer who participated in the SERP.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Anthony C. LaPlaca	SERP	12	448,961	—

(1)    The SERP is the Company's Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).
(2)    This column presents the actuarial present value of the officer's accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, the officer is assumed to have worked until his normal retirement age as defined in the SERP, which is the attainment of age 65.

Executive Compensation
Supplemental Executive Retirement Plan
In 1995, the Company established the Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan was amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”
Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant's annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, were structured with the intent to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants would receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants would not be made for any year in which the participant's account balance at June 30 is equal to or greater than 3.65 times that year's base salary and target bonus. Effective July 1, 2011, the Compensation Committee suspended the contributions by the Company to the SERP and closed the plan to new participants (see Compensation Discussion and Analysis).
Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits at the established interest crediting rate would continue as long as the participant retains an account under the SERP. The interest crediting rate was initially set at 6% per year, compounded annually, and may be changed from time to time by the Compensation Committee. Effective July 1, 2011, the Compensation Committee reduced the interest crediting rate to 0% (see Compensation Discussion and Analysis). A participant will vest in his or her benefit in 20% increments over 5 years; however, payment of a participant's benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his or her benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.
Notwithstanding the foregoing, if a participant's employment is terminated within two years following a “change of control” (as such term is defined in the SERP), the participant's account will become fully vested. In addition, his or her account will be credited with such additional amount to the extent necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at an interest crediting rate of 6% compounded annually. Payment of the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his or her benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant's employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.
The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds or (2) directly from the Company's general funds.

Executive Compensation
Nonqualified Deferred Compensation for Fiscal Year 2020
The following table presents information for each of the named executive officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan at December 31, 2020.

Name	Executive Contributions in 2020 ($)(1)	Company Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)(4)
Matthew E. Monaghan	—	2,088	96	—	36,471
Kathleen P. Leneghan	—	1,019	104,303	—	355,941
Anthony C. LaPlaca	—	1,068	173,760	—	961,429
Ralf A. Ledda	—	—	—	—	—
Angela Goodwin	—	—	—	—	—

(1)    The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.
(2)    The amounts reported in this column have been included in the “All Other Compensation” column of the Summary Compensation Table, as described in footnotes to that table.
(3)    No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.
(4)    Other than Company contributions (and the earnings thereon) made by the Company on behalf of each named executive officer, the account balances shown in this column are solely attributable to deferrals by the named executive officers of previously earned compensation and the earnings on these amounts.
DC Plus Plan
The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan was adopted, effective January 1, 2005, in order to address the requirements of Section 409A of the Code.
The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company has the discretion to provide matching contribution credits on amounts deferred, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan. The Company also has the discretion to provide for quarterly contribution credits on amounts of compensation in excess of the qualified plan compensation limit, in accordance with the quarterly contribution formula under the Retirement Savings Plan. For 2020, if the participant deferred at least 3% of compensation to the DC Plus Plan, the match was 2% of compensation deferred under the DC Plus Plan. During 2020, quarterly contributions were 1% of compensation in excess of the qualified plan compensation limit, without regard to the amount of deferrals made under the DC Plus Plan (see Compensation Discussion and Analysis) for any quarter in which a contribution was made to the qualified plan.
Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2020 were based on the following funds, which had the following annual returns in 2020:

Executive Compensation
Dodge & Cox Balanced, 7.85%; Dodge & Cox International Stock, 2.10%; Federated Total Return Bon Instl, 7.72%; Fidelity Diversified International K, 19.40%; Fidelity Growth Company, 67.51%; Fidelity Low Priced Stock, 9.32%; Fidelity 500 Index, 18.40%; Fidelity Retirement Government Money Market II, 0.26%; Harbor Small Cap Growth I, 38.44%; Harbor Small Cap Value Instl, 13.24%; IVC Common Shares, -0.44%; Vanguard Inflation-Protected Securities Inv, 10.90%; Vanguard REIT Index Adm, -4.65%; Vanguard Total Bond Market Index, 9.58%; Vanguard FTSE All-World ex-US Index, 11.35%; Vanguard Target Retirement 2015 Inv, 10.32%; Vanguard Target Retirement 2020 Inv, 12.04%; Vanguard Target Retirement 2025 Inv, 13.30%; Vanguard Target Retirement 2030 Inv, 14.10%; Vanguard Target Retirement 2035 Inv, 14.79%; Vanguard Target Retirement 2040 Inv, 15.47%; Vanguard Target Retirement 2045 Inv, 16.30%; Vanguard Target Retirement 2050 Inv, 16.39%; Vanguard Target Retirement 2055 Inv, 16.32%; Vanguard Target Retirement 2060 Inv, 16.32%; Vanguard Target Retirement 2065 Inv, 16.17%; Vanguard Target Retirement Income Inv, 10.02%; and Vanguard Windsor II Adm, 14.53%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participants' contributions are always 100% vested and employer contributions vest according to a five-year graduated scale.
Distributions under the DC Plus Plan may be made only upon termination of the participant's employment, death, or hardship, or at the time specified by the participant at the time of deferral in accordance with the terms of the plan. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made within 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in annual installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.
Other Potential Post-Employment Compensation
Severance and Change of Control Benefits
Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to certain of the named executive officers.
Severance Arrangements
Agreement with Mr. Monaghan. The Company has an employment agreement with Mr. Monaghan (the “Monaghan Employment Agreement”). Under the Monaghan Employment Agreement, in the event the Company terminates Mr. Monaghan’s employment without “cause” (as defined in the Monaghan Employment Agreement) or if he resigns for “good reason” (as defined in the Monaghan Employment Agreement), then, conditioned upon him signing a release of claims, he will be entitled to a severance benefit in an amount equal to 24 months of his base salary and, for the year in which his employment ceases, a pro-rated portion of his target bonus in effect at the time. Additionally, upon such termination, the Company would provide Mr. Monaghan with executive outplacement services and continue to reimburse Mr. Monaghan for his COBRA health insurance premiums during the first 12 months of his separation, or until he finds other employment, whichever comes first.
In accordance with the terms described above, assuming that the employment of Mr. Monaghan was terminated by the Company without cause as of December 31, 2020, and assuming that Mr. Monaghan was not entitled to benefits under his change of control agreement, Mr. Monaghan would have been entitled to receive $1,854,000 in respect of the continuation of his current base salary for two years and $1,000,233 in respect of his target bonus for the year. He also would have been entitled to receive approximately $18,634 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.

Executive Compensation
Agreement with Mr. LaPlaca. The Company entered into an offer letter agreement with Mr. LaPlaca in connection with his employment in April 2008 which provides that, upon a termination of employment by the Company other than for cause, Mr. LaPlaca will be entitled to continuation of his then-applicable base salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as Mr. LaPlaca obtains employment that provides such coverage.
In accordance with the terms described above, assuming that the employment of Mr. LaPlaca was terminated by the Company other than for cause as of December 31, 2020, and assuming that Mr. LaPlaca was not entitled to benefits under his change of control agreement, Mr. LaPlaca would have been entitled to receive $457,000 in respect of the continuation of his current base salary for one year and $342,750 in respect of his target bonus for the year. He also would have been entitled to receive approximately $6,506 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.
Agreement with Mr. Ledda. The Company entered into an offer letter agreement with Mr. Ledda in connection with his employment in October 2016 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Mr. Ledda’s offer letter agreement), Mr. Ledda will be entitled to a severance benefit in the amount equal to nine months of his base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Mr. Ledda was terminated by the Company other than for cause as of December 31, 2020, and assuming that Mr. Ledda was not entitled to benefits under his change of control agreement, Mr. Ledda would have been entitled to receive $366,625.
Agreement with Ms. Leneghan. The Company entered into an offer letter agreement with Ms. Leneghan in connection with her employment in February 2018 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Ms. Leneghan’s offer letter agreement), Ms. Leneghan will be entitled to a severance benefit in the amount equal to 12 months of her base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Ms. Leneghan was terminated by the Company other than for cause as of December 31, 2020, and assuming that Ms. Leneghan was not entitled to benefits under her change of control agreement, Ms. Leneghan would have been entitled to receive $435,000 with respect to salary continuation and $304,500 in respect of her target bonus for the year. She also would have been entitled to receive approximately $3,311 for reimbursement of her COBRA health insurance premiums for 6 months following her termination.
Agreement with Ms. Goodwin. The Company entered into an offer letter agreement with Ms. Goodwin in connection with her employment in February 2019 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Ms. Goodwin’s offer letter agreement), Ms. Goodwin will be entitled to a severance benefit in the amount equal to 12 months of her base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Ms. Goodwin was terminated by the Company other than for cause as of December 31, 2020, and assuming that Ms. Goodwin was not entitled to benefits under her change of control agreement, Ms. Goodwin would have been entitled to receive $314,150 with respect to salary continuation.
Technical Information and Non-Competition Agreements
The Company also has entered into technical information and non-competition agreements with each of the named executive officers which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he or she may have in any intellectual property developed in the course of his

Executive Compensation
employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment.
Change of Control Agreements
The Company has entered into change of control agreements with its executive officers, including each of the named executive officers. The change of control agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for certain benefits under the agreement with Mr. LaPlaca described below, the Company's change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within two years after the change in control, or, in the case of Mr. LaPlaca, within three years after the change of control.
Agreements with Messrs. Monaghan and Ledda, and Ms. Leneghan and Ms. Goodwin. If there is a change of control of the Company and the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the two-year period following a change of control under the conditions set forth in the agreement, each of them will receive the following:
•a lump sum amount equal to two times the sum of (a) his or her highest annual base salary paid by the Company since the effective date of the agreement; and (y) the average of the annual bonuses earned by him or her with respect to the three fiscal years preceding the change of control;
•a lump sum amount equal to 24 times the current monthly COBRA premium rate in effect as of the termination date;
•immediate vesting of his or her rights under the DC Plus Plan;
•accelerated vesting of all outstanding unvested stock options and restricted stock; and
•accelerated vesting of all outstanding performance share awards, as if all applicable performance goals had been achieved at their target levels as of the termination date.
The agreements further provide for accelerated vesting of stock options, restricted stock and performance share awards upon a change of control, if the awards are not assumed by the acquiring company in the change of control. The Company’s equity compensation plans provide for the accelerated vesting of these awards; however, under the change of control agreements, each of them would have the right to receive the accelerated vesting to the extent it is not otherwise provided for under the plan at the time of the change of control. The agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the agreements generally provide that they will automatically terminate upon a termination of employment prior to a change of control. However, if Mr. Monaghan, Mr. Ledda, Ms. Leneghan or Ms. Goodwin is involuntarily terminated or terminates employment for good reason within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, he or she would be vested in and entitled to receive the same benefits to which he or she would have been entitled to if his or her termination of employment had occurred after the change of control.
The change of control agreements with Messrs. Monaghan and Ledda and Ms. Leneghan and Ms. Goodwin also contain a so-called “best pay” provision which provides that if any payment or benefit the executive would receive under the agreement, when combined with any other payment or benefit executive receives in connection with the termination of employment, would, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be either (i) the full

Executive Compensation
amount of such payment or (ii) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the payment being subject to the excise tax, whichever of the foregoing amounts results in the executive’s receipt of a greater amount, on an after-tax basis.
Agreement with Mr. LaPlaca. Under the agreement with Mr. LaPlaca entered into in December 2008, in the event that there is a change of control of the Company (as defined in the agreement), then on the first anniversary of the change of control, Mr. LaPlaca (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the change of control for any reason other than cause (as defined in the agreement), death or disability, or (c) terminated employment for good reason (as defined in the agreement), is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to Mr. LaPlaca since the effective date of the agreement; and (y) the higher of Mr. LaPlaca's target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”).
In addition, if Mr. LaPlaca is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three-year period following a change of control under the conditions set forth in the agreements, Mr. LaPlaca will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:
•a lump sum amount equal to two times Mr. LaPlaca's Base Compensation;
•a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of Mr. LaPlaca for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of Mr. LaPlaca's account under the Invacare Retirement Savings Plan;
•a lump sum amount equal to the sum of the contributions and interest that were scheduled under Mr. LaPlaca's participation agreement under the SERP to be added to Mr. LaPlaca's account under the SERP during the three-year period immediately following the date of termination of employment if Mr. LaPlaca had continued to be employed by the Company for three years after termination of employment;
•continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and
•a lump sum payment as necessary to “gross up,” on an after-tax basis, Mr. LaPlaca's compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.
The DC Plus Plan provides for immediate vesting of the executive’s rights under the plan upon a change of control. The Company's equity compensation plans provide for accelerated vesting of outstanding unvested stock options, restricted stock, performance shares and performance options if the executive’s employment is terminated without cause or by the executive for good reason within two years after a change of control, unless awards granted under the plan are not assumed by the acquiring company, in which case the vesting of all outstanding awards will be accelerated upon the change of control.
The change of control agreements also provide for these benefits (other than accelerated vesting of performance shares in the case of Mr. LaPlaca) if the executive is terminated without cause or resigns for good reason within two years (three years in the case of Mr. LaPlaca) after the change of control. Accordingly, the executive would have the right to receive the accelerated vesting of these benefits (other than accelerated vesting of performance shares in the case of Mr. LaPlaca) under the change of control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an amendment in the terms of the plans. The change of control agreements further

Executive Compensation
provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change of control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change of control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.
The following table reflects the approximate amounts that would be payable to each named executive officer under the individual change of control agreements assuming that the change of control occurred at December 31, 2020 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including, if applicable, a gross-up or reduction for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount ($)(1)	Continuing Benefit Plan Coverage ($)(2)	Early Vesting of Stock Options($) (3)	Early Vesting of Restricted Stock and Performance Shares ($)(3)	DBO Plan Coverage ($)(4)	Estimated Tax Gross Up($)(5)	Total ($)
Matthew E. Monaghan	3,326,362	37,268	—	10,660,425	1,927,233	—	15,951,288
Kathleen P. Leneghan	1,316,741	13,244	—	2,238,862	739,500	—	4,308,347
Anthony C. LaPlaca	2,953,043	19,517	—	763,957	799,750	1,717,709	6,253,976
Ralf A. Ledda	1,268,418	—	—	790,741	—	—	2,059,159
Angela Goodwin	1,005,280	27,888	—	295,546	—	(317,081)	1,011,633

(1)    For Messrs. Monaghan and Ledda, Ms. Leneghan and Ms. Goodwin, this amount is composed of a lump sum amount equal to two times the sum of (a) his or her highest annual base salary paid by the Company since the effective date of the agreement, (which is $927,000 for Mr. Monaghan, $479,469 for Mr. Ledda and $435,000 for Ms. Leneghan and $314,150 for Ms. Goodwin); and (y) the average of the annual bonuses earned by him or her with respect to the three fiscal years preceding the change of control, (which is $736,181 for Mr. Monaghan, $154,740 for Mr. Ledda and $223,370 for Ms. Leneghan and $188,490 for Ms. Goodwin). For Mr. LaPlaca, this amount is comprised of (i) a lump sum amount equal to his retention payment (which is equal to his Base Compensation) plus an additional amount which, together, equal three times the total of his Base Compensation and target bonus (which is $2,399,250); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of him for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $25,149), and (B) the DC Plus Plan (which is $12,525), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled under his SERP participation agreement to be added to his account under the SERP during the three year period following the change of control if he had continued in the employ of the Company through the third anniversary of the change of control (which is $516,119).
(2)    For Messrs. Monaghan and Ledda, Ms. Leneghan and Ms. Goodwin, this amount is equal to 24 times the monthly COBRA premium rate in effect on December 31, 2020. For Mr. LaPlaca, this amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination.
(3)    There are no unvested stock options as of December 31, 2020.
(4)    The amounts in this column are amounts that would be payable to beneficiaries of the named executive officers under the Company's Death Benefit Only Plan if the executive subsequently died

Executive Compensation
following a termination of his or her employment after a change of control on December 31, 2020. See Retirement and Other Post-Termination Benefits - Death Benefit Only Plan below.
(5)    The amounts included for Ms. Goodwin represent the amounts by which her payments would have been reduced under the "best pay" provisions of her change of control agreements, if any. For Mr. LaPlaca, the estimated tax gross-up is calculated assuming that a change of control of the Company and termination of his employment occurred at December 31, 2020 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services. No estimate of any "best pay" tax adjustment has been made with respect to Mr. Ledda as he is employed by a foreign affiliate of the Company and any of his payments under a change of control would be satisfied by the foreign affiliate.
Other Post-Termination Benefits
The Company maintains other plans and arrangements for its named executive officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.
Retirement Plans
Only Mr. LaPlaca, who was in his position prior to 2011, participates in the SERP, which the Compensation Committee closed to new participants in 2011. The SERP and the present value of the accumulated benefits of Mr. LaPlaca under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. All of the named executive officers other than Mr. Ledda are eligible to participate in the DC Plus Plan. The DC Plus Plan and the aggregate account balance of the participating named executive officers under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.
Death Benefit Only Plan
The Company maintains a Death Benefit Only Plan (“DBO Plan”) for certain of its senior executives. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company and prior to attaining age 65, his or her designated beneficiary will receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his or her death. If a participant dies while employed after attaining age 65, or after normal retirement, or dies after his or her employment with the Company is terminated following a change of control of the Company, a payment equal to his or her highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each participating named executive officer, if the executive had died on December 31, 2020, the following amounts would have been payable under the DBO Plan: (1) $5,781,699 to the beneficiaries of Mr. Monaghan; (2) $2,399,250 to the beneficiaries of Mr. LaPlaca and (3) $2,218,500 to the beneficiaries of Ms. Leneghan. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.

CEO Pay Ratio
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chairman, President and Chief Executive Officer (“CEO”):
For 2020, our last completed fiscal year:
•the annual total compensation of the employee identified at the median of our Company (other than our CEO), was $44,747; and
•the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $6,460,240.
Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 145 to 1.
The Company believes that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•We determined that, as of December 31, 2020, our employee population consisted of approximately 3,345 individuals globally. We selected December 31, 2020, as the date upon which we would identify the “median employee” in order to provide pay ratio information as of the most recent date that is within the last three month of 2020.
•Our employee population, after taking into consideration the adjustment described below, consisted of approximately 3,189 individuals.
•In identifying the "median employee", we excluded our employees in Canada and Ireland, who constitute approximately 4.7% of our total global workforce, as permitted by the 5% De Minimus Exemption under SEC rules. We then identified the “median employee” using annualized base cash compensation for 2020. The following table summarizes the adjustments made to our employee population as permitted by the 5% De Minimus Exemption:

Total U.S. Employees	858
Total non-U.S. Employees	2,487
Total Global Workforce	3,345

Less Excluded Employees (Canada)	156

Total U.S. Employees	858
Total non-U.S. Employees	2,331
Total Workforce for Median Calculation	3,189 (excluding 156 employees)

Share Ownership of Principal Holders
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
Share Ownership and Voting Power of Principal Holders other than Management
The following table shows, as of February 12, 2021, the beneficial share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

Name and business address of beneficial owner	Common Shares Beneficially Owned		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares
BlackRock, Inc.	5,250,083	15.3%	15.3%
55 E. 52nd Street
New York, NY 10055 (1)(2)

Renaissance Technologies LLC	2,379,169	6.9%	6.9%
800 Third Avenue
New York, NY 10022 (1)(3)

The Vanguard Group	2,326,579	6.8%	6.8%
100 Vanguard Blvd.
Malvern, PA 19355 (1)(4)

Dimensional Fund Advisors LP	2,299,157	6.68%	6.7%
Building One, 6300 Bee Cave Road
Austin, TX 78746 (1)(5)

Millennium Management LLC	2,160,948	6.3%	6.3%
666 Fifth Avenue
New York, New York 10103 (1)(6)

Paradigm Capital Management, Inc.	1,977,100	5.7%	5.7%
Nine Elk Street
Albany, New York 12207 (1)(7)

(1)    The number of common shares beneficially owned is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2020, provided that the ownership percentages have been calculated by the Company based on the Company's issued and outstanding shares as of February 12, 2021. The referenced Schedule 13G or 13G/A filing dates were: January 21, 2021 for Millennium Management LLC; January 26, 2021 for BlackRock, Inc.; January 29, 2021 for Royce & Associates, LP; February 10, 2021 for The Vanguard Group, Inc. and Paradigm Capital Management, Inc.; February 11, 2021 for Renaissance Technologies LLC; and February 12, 2021 for Dimensional Fund Advisors LP.
(2)    Based on a Schedule 13G/A filed on January 26, 2021 by BlackRock, Inc., which has sole voting power over 5,214,540 shares and has sole dispositive power over 5,250,083 of the shares.
(3)    Based on a Schedule 13G/A filed on February 11, 2021, by Renaissance Technologies LLC, which has sole voting power over 2,246,469 shares and dispositive power over 2,379,169 shares.
(4)    Based on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group, which has sole voting power over 22,967 of the shares, sole dispositive power over 2,289,877 of the shares and shared dispositive power over 36,702 of the shares.

Share Ownership of Principal Holders

(5)    Based on a Schedule 13G/A filed on February 12, 2021, which reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,299,157 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,184,942 shares and sole dispositive power for all 2,299,157 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.
(6)    Based on a Schedule 13G/A filed on January 22, 2021, Millennium Management, LLC and its managing member, Millennium Group Management LLC, (collectively "Millennium"), may be deemed to have beneficially owned 2,160,948 common shares as a result of acting as general partner or managing member of the general partner of Integrated Core Strategies (US), LLC, Integrated Assets II LLC and ICS Opportunities, Ltd, which collectively have shared voting power and shared dispositive power over all 2,160,948 of the shares.
(7)    Based on a Schedule 13G/A filed on February 10, 2021, by Paradigm Capital Management, Inc., which has sole voting and dispositive power over all 1,977,100 shares.

Share Ownership of Principal Holders
Share Ownership and Voting Power of Invacare's Directors, Director Nominees and Executive Officers
The following table sets forth, as of February 12, 2021, the beneficial share ownership of all Directors and Director nominees, our named executive officers, and all Directors and executive officers as a group:

Name of beneficial owner	Common Shares Beneficially Owned		Percentage of Total Voting Power Beneficially Owned(1)
	Number of Shares	Percentage of Outstanding Shares
Susan H. Alexander (2)	51,637	<1%	<1%
Julie A. Beck (2)	24,462	<1%	<1%
Petra Danielsohn-Weil, PhD (2)	39,074	<1%	<1%
Stephanie L. Fehr (2)	—	<1%	<1%
Diana S. Ferguson (2)	37,956	<1%	<1%
Marc M. Gibeley (2)	56,603	<1%	<1%
Angela Goodwin (2)	9,916	<1%	<1%
C. Martin Harris, M.D. (2)	71,925	<1%	<1%
Anthony C. LaPlaca (2)	157,402	<1%	<1%
Ralf A. Ledda (2)	133,574	<1%	<1%
Kathleen P. Leneghan (2)	136,923	<1%	<1%
Matthew E. Monaghan (2)	1,271,343	3.6%	3.6%
Clifford D. Nastas (2)	72,730	<1%	<1%
Baiju R. Shah (2)	80,921	<1%	<1%
All executive officers and Directors as a group (15 persons) (2)	2,158,695	6.2%	6.2%

(1)    None of the Director or executive officers beneficially owned Class B common shares as of February 12, 2021. All holders of Class B common shares are entitled to ten votes per share and are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.
(2)    The common shares beneficially owned by Invacare's executive officers and Directors as a group include an aggregate of 561,662 common shares which may be acquired upon the exercise of stock options during the 60 days following February 12, 2021. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by each of Invacare's executive officers and Directors, and all of them as a group, common shares which they had the right to acquire upon the exercise of stock options within 60 days of February 12, 2021 are considered to be outstanding. The number of common shares that may be acquired upon the exercise of such stock options for the noted individuals is as follows: Mr. Monaghan, 400,000 shares; Mr. LaPlaca, 83,133 shares; Mr. Ledda, 51,433 shares; Ms. Leneghan, 22,600 shares; and Mr. Shah, 4,496 shares.

Other Matters
OTHER MATTERS
Certain Relationships and Related Transactions
The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a Director, Director nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Nominating and Governance Committee. Following review, the Nominating and Governance Committee determines whether to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person's interest in the transaction. The Chairman of the Nominating and Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and Directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.
Proposals for the 2022 Annual Meeting
Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 2022 must do so no later than December 6, 2021. To be eligible for inclusion in the Company's 2022 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
If a shareholder intends to present a proposal (including with respect to Director nominations) at the Company's 2022 Annual Meeting without the inclusion of that proposal in the Company's 2022 proxy materials, the shareholder must give written notice of such proposal no later than March 21, 2022, which is 60 days prior to the first anniversary of the preceding year's Annual Meeting, and no earlier than February 19, 2022, which is 90 days prior to the first anniversary of the preceding year's Annual Meeting, in accordance with the Code of Regulations, as amended.
Requests for Copies of the 2020 Annual Report
Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2020 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:
Shareholder Relations Department
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,
ANTHONY C. LAPLACA
Secretary

Appendix A

Amendment No. 3 to the
Invacare Corporation 2018 Equity Compensation Plan
This Amendment No. 3 (this “Amendment”) to the Invacare Corporation 2018 Equity Compensation Plan, as amended (the “2018 Equity Plan”) is hereby adopted and approved by the Board of Directors of Invacare Corporation (the “Board”) as of March 25, 2021, subject to the approval of the shareholders of Invacare Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the 2018 Equity Plan.
WHEREAS, Invacare Corporation (the “Company”) adopted the 2018 Equity Plan, approved by the Company’s shareholders on May 17, 2018, which was subsequently amended by Amendment No. 1, approved by the Company shareholders on May 16, 2019, and Amendment No. 2, approved by the Company shareholders on May 21, 2020, under which the maximum number of Shares cumulatively available for issuance under the 2018 Plan (referred to in the 2018 Equity Plan as the “Aggregate Share Limit”) is the sum of: (i) 6,200,000 Shares; plus (ii) any shares available for issuance under the 2013 Equity Plan at the time of approval of the 2018 Equity Plan by the Company’s shareholders; and (iii) any Shares covered by an award under the 2018 Equity Plan, the 2013 Equity Plan or the 2003 Equity Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award;
WHEREAS, based on the recommendation of the Compensation and Management Development Committee of the Board (the “Compensation Committee”), the Board has determined that it is desirable to increase the Aggregate Share Limit by 2,500,000 Shares in order to allow more Shares to be available for issuance under the 2018 Equity Plan pursuant to awards thereunder, and increase the related limit on the total number of Shares issuable upon the exercise of Incentive Stock Options by the same amount;
WHEREAS, Article XII of the 2018 Equity Plan provides that the Board may amend the 2018 Equity Plan, subject to shareholder approval when any proposed amendment is subject to the approval of shareholders under applicable law, rules or regulations; and
WHEREAS, under New York Stock Exchange requirements, shareholders must approve the recommended increase to the Aggregate Share Limit.
NOW, THEREFORE, the Board hereby adopts and approves the following amendments to the 2018 Equity Plan, subject to shareholder approval and effective upon the receipt of such shareholder approval:
1.Section 4.01(a)(i) of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:
“8,700,000 Shares; plus”
2.Section 4.01(d) of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:
“(d) Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 8,700,000 Shares.”
3.Section 13.02 of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:
"Section 13.02 Withholding Arrangements. The Committee, in its sole discretion an pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole
A-1

Appendix A
or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (ii) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant's applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes that are applicable to such taxable income (or such other rate as may be required to avoid adverse accounting consequences). The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld."
4.Except as provided herein, no other provision of the 2018 Equity Plan shall be amended or modified by this Amendment No. 3 and the 2018 Equity Plan shall remain in full force and effect.
A-2

Appendix B

The following reflects amendments that were included in Amendment No. 1, approved by Company shareholders on May 16, 2019, and Amendment No. 2, approved by the Company shareholders on May 21, 2020, to the Invacare Corporation 2018 Equity Compensation Plan:

INVACARE CORPORATION
2018 EQUITY COMPENSATION PLAN

ARTICLE I.
PURPOSE AND DURATION
Section 1.01.     Establishment of the Plan. Invacare Corporation, an Ohio corporation, hereby establishes an equity-based compensation plan, to be known as the Invacare Corporation 2018 Equity Compensation Plan (the “Plan”). The Plan was adopted by the Company’s Board on March 27, 2018, contingent on shareholder approval.
Section 1.02.     Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company’s shareholders, to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees and directors. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Shares.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01.     Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:
(a)    “2003 Equity Plan” means the Invacare Corporation Amended and Restated 2003 Performance Plan.
(b)    “2013 Equity Plan” means the Invacare Corporation 2013 Equity Compensation Plan, as amended.
(c)    “Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
(d)    “Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.
(e)    “Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.
(f)    “Aggregate Share Limit” has the meaning specified in Section 4.01(a).
(g)    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares.

Appendix B
(h)    “Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.
(i)    “Board” or “Board of Directors” means the Company’s Board of Directors, as constituted from time to time.
(j)    “Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options (i) through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (ii) through a margin commitment from the Participant and a FINRA member firm whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA member firm in a margin account as security for a loan from the FINRA member firm in the amount of the Exercise Price and whereby the FINRA member firm irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company and the Company agrees to deliver the Shares upon receipt of the funds.
(k)    “Cause” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If a Participant has not entered into any employment, severance or change in control agreement with a definition of Cause, then “Cause” means the occurrence of any of the following events: (a) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony (other than one arising from the operation of a motor vehicle) or any crime of moral turpitude, fraud or dishonesty; (b) a Participant’s misappropriation, embezzlement, or attempted misappropriation or embezzlement, of any business opportunity, funds or property of the Company or any of its Affiliates or Subsidiaries (including attempting to secure or securing any personal profit in connection with any transaction involving the Company or its Affiliates or Subsidiaries); (c) the Participant’s fraud or dishonesty against the Company or any of its Affiliates or Subsidiaries; (d) the Participant’s breach of any Award Agreement or any Technical Information Agreement & Non-Competition Agreement entered into by the Participant or failure to adhere to any material written rule or policy of the Company; provided, however, that if such breach or failure is reasonably susceptible to cure; the Company shall notify the Participant in writing of the acts believed to constitute such breach or failure, and if the Participant corrects or remedies such acts within ten (10) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (e) the Participant’s voluntary resignation or other termination of employment effected by the Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.
(l)    “Change in Control” has the meaning specified in Section 14.01.
(m)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(n)    “Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.
(o)    “Company” means Invacare Corporation, an Ohio corporation, and any successor thereto.

Appendix B

(p)    “Demotion or Removal” means, with respect to a Participant, other than by voluntary resignation or with the Participant’s written consent, the Participant’s ceasing to hold the highest position held by him or her at any time during the one-year period ending on the date of the consummation of a Change in Control with all of the duties, authority, and responsibilities of that office as in effect at any time during the one-year period ending on the date of the Change of Control.
(q)    “Director” means any individual who is a member of the Board of Directors.
(r)    “Effective Date” means May 17, 2018, which is the date on which the Company’s shareholders initially approved the Plan.
(s)    “Employee” means an officer or key employee of the Company or an Affiliate a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.
(t)    “Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.
(u)    “Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.
(v)    “FINRA” means the Financial Industry Regulatory Authority.
(w)    “Fiscal Year” means the annual accounting period of the Company.
(x)    “Freestanding SAR” means an SAR that is granted independently of any Option.
(y)    “Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.
(z)    “Good Reason” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of “Good Reason,” then “Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

Appendix B
(i)    The Participant is subjected to a Demotion or Removal involving a material diminution in the Participant’s authority, duties, or responsibilities or in those of the individual to whom the Participant is required to report;
(ii)    The Participant’s annual base salary is materially reduced (which for this purpose shall be deemed to occur if the reduction is five percent (5%) or greater);
(iii)    The Participant’s opportunity for incentive compensation is materially reduced from the level of his or her opportunity for incentive compensation as in effect immediately before the date of the Change in Control or from time to time thereafter (which for this purpose shall be deemed to occur if the reduction is equivalent to a five percent (5%) or greater reduction in Participant’s annual base salary immediately prior to the Change in Control);
(iv)    The Participant is excluded following a Change in Control (other than by his volitional action(s)) from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or the Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Participant;
(v)    The Participant’s principal place of employment with the Company or the Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 35 miles) from such Participant’s principal place of employment immediately prior to the Change in Control; or
(vi)    Any other action or inaction that constitutes a material breach by the Company or the Post-CIC Entity of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company or the Post-CIC Entity.
(aa)    “Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.
(bb)    “Nonemployee Director” means a Director who is not an Employee.
(cc)    “Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.
(dd)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(ee)    “Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.
(ff)    “Participant” means an Employee or Director to whom an Award has been granted.
(gg)    “Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.
(hh)    “Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a

Appendix B

corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are: (A) return on equity; (B) earnings per Share; (C) net income (D) pre-tax income; (E) operating income; (F) revenue; (G) EBIT; (H) EBITDA; (I) cash flow; (J) free cash flow; (K) economic profit; (L) total earnings; (M) earnings growth; (N) return on capital; (O) operating measures (including, but not limited to, operating margin and/or operating costs); (P) return on assets; (Q) return on net assets; (R) return on capital; (S) return on invested capital; (T) increase in the Fair Market Value of the Shares; or (U) total shareholder return. Performance Measures may differ from Participant to Participant and from Award to Award.
In setting Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Committee may in its discretion modify such Performance Targets or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
(ii)     “Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.
(jj)    “Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.
(kk)    “Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.
(ll)    “Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.
(mm)    “Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.
(nn)    “Plan” means the Invacare Corporation 2018 Equity Compensation Plan, as set out in this instrument and as amended from time to time.
(oo)    “Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Article XIV.
(pp)    “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.
(qq)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.
(rr)    “Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.

Appendix B
(ss)    “Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.
(tt)    “Shares” means the whole shares of issued and outstanding regular voting common shares, without par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.
(uu)    “Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.
(vv)    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as a SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.
(ww)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.
(xx)    “Tandem SAR” means a SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.
(yy)    “Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).
Section 2.02.     Rules of Interpretation. The following rules shall govern in interpreting the Plan:
(a)    Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice or conflict of law provisions, principles, or rules.
(b)    The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided

Appendix B

in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.
(c)    Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.
(d)    To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.
(e)    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.
(f)    The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.
(g)    The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01.     The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The Committee shall be composed solely of Directors who are non-employee directors under Rule 16b-3.
Section 3.02.     Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Code of Regulations of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees or Directors who shall participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.
Section 3.03.     Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, or (ii) in a way that would jeopardize the Plan’s satisfaction of Rule 16b-3.

Appendix B
Section 3.04.     Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01.     Number of Shares; Plan Limits.
(a)    Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan pursuant to (i) the exercise of Options, (ii) the grant of Affiliated, Freestanding, and Tandem SARs, (iii) the grant of Restricted Stock, (iv) the payment of Restricted Stock Units, Performance Units and Performance Shares, and/or (v) the grant of Shares shall not exceed the sum of the following (the “Aggregate Share Limit”):
(i)    6,200,000 Shares; plus
(ii)    any shares available for issuance under the 2013 Equity Plan at the time of approval of this Plan by the Company’s shareholders; plus
(iii)    any Shares covered by an award under this Plan, the 2013 Equity Plan or the 2003 Equity Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.
(b)    Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:
(i)    if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;
(ii)    any Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;
(iii)    the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and
(iv)    in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.
If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

Appendix B

(c)    Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.
(d)    Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,200,000 Shares.
(e)    Each Share underlying an Award of Stock Options or SARs will count against the Aggregate Share Limit by one Share. Each Share underlying any Award other than a Stock Option or SAR shall count against the Aggregate Share Limit by two Shares. Any Shares that are added back to the Aggregate Share Limit pursuant to Section 4.01(b) shall be added back in the same manner such Shares were originally counted against the Aggregate Share Limit pursuant to this Section 4.01(e). Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2013 Equity Plan shall be added back in the same manner such Shares were originally counted against the aggregate share limit under the 2013 Equity Plan. Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2003 Equity Plan pursuant to Section 4.01(a)(ii) shall be added back as one Share.
Section 4.02.     Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:
(a)    no Participant will be granted Options or SARs for more than 1,500,000 Shares, in the aggregate, during any calendar year;
(b)    no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 1,500,000 Shares, in the aggregate, during any calendar year; and
(c)    No Nonemployee Director will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 300,000 Shares, in the aggregate, during any calendar year.
Section 4.03.     Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Participant will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $7,500,000. In addition, notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Nonemployee Director will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $2,000,000.
Section 4.04.     Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other

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notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.05.     Shareholder Rights. Except with respect to Restricted Stock, as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.06.     Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee’s determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.07.     Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 5% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for Awards set forth in Sections 6.05, 7.04, 8.04(a), 9.04(a) and 10.03(a) of this Plan and (ii) Awards of Shares granted pursuant to Article XI of this Plan.

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ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees or Directors to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee or Director and the Employee’s or Director’s contributions to the Company or its Affiliates, the value of the Employee’s or Director’s services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.
ARTICLE VI.
STOCK OPTIONS
Section 6.01.     Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee or Director in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
Section 6.02.     Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.
Section 6.03.     Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.
(a)    Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.
(b)    Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
(c)    Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who

Appendix B
become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.
Section 6.04.     Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:
(a)    Options shall not be exercisable more than ten years after their respective Grant Dates;
(b)    Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and
(c)    Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).
Section 6.05.     Exercisability of Options. Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement; provided, however, that, except as provided in Section 4.07, no Option shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for an Option may provide that such Option becomes exercisable in the event of the Participant’s death, disability or retirement.
Section 6.06.     Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:
(a)    subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;
(b)    to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;
(c)    subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

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(d)    to the extent permitted by law, in any other manner then permitted by the Committee; or
(e)    a combination of the foregoing.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares or the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
Section 6.07.     Restrictions on Share Transferability. In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08.     Prohibition on Repricing of Stock Options. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.
Section 6.09     Prohibition on Dividends. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents shall be paid with respect to an Option on either a current, deferred or contingent basis.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
Section 7.01.     Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06.
Section 7.02.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.

Appendix B
Section 7.03.     Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
Section 7.04.     Exercise of Freestanding SARs. Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement; provided, however, that, except as provided in Section 4.07, no SAR shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable in the event of the Participant’s death, disability or retirement.
Section 7.05.     SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06.     Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07.     Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    the SAR’s Spread; by
(b)    the number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08.     Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09.     Prohibition on Repricing SARs. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.
Section 7.10.     Prohibition on Dividends. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents shall be paid with respect to a SAR on either a current, deferred or contingent basis.
ARTICLE VIII.
RESTRICTED STOCK
Section 8.01.     Grants of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to

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any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 8.02.     Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03.     Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04.     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.
(a)    General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least one year, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.
(b)    Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INVACARE CORPORATION 2018 EQUITY COMPENSATION PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INVACARE CORPORATION.
Section 8.05.     Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the Participant’s death, disability or retirement.

Appendix B
Section 8.06.     Dividends. No dividends or other distributions shall be paid currently on any grant of Shares of Restricted Stock during the applicable Period of Restriction; provided, however, any Award of Shares of Restricted Stock may provide that any or all dividends or other distributions otherwise payable thereon during the applicable Period of Restriction be automatically deferred contingent upon the vesting of the underlying Shares or reinvested in additional Shares of Restricted Stock, which shall be subject to the same restrictions as the underlying Award.
Section 8.07.     Voting Rights. During the Period of Restriction, an Award Agreement for Restricted Stock may permit the Participant to exercise full voting rights with respect to the Shares granted thereunder.
Section 8.08.     Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01.     Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 9.02.     Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.
Section 9.03.     Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04.      Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.
(a)    General Restrictions. The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least one year, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.
Section 9.05.     Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Restricted Stock Units covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock

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Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units in the event of the Participant’s death, disability or retirement.
Section 9.06.     Dividends Equivalents. No dividends or other distributions shall be paid currently with respect to any Restricted Stock Units during the applicable Period of Restriction; provided, however, any Award of Restricted Stock Units may provide that any or all dividends or other distributions otherwise payable with respect to the underlying Shares during the applicable Period of Restriction or Performance Period be automatically deferred as dividend equivalents contingent upon the vesting of the underlying Restricted Stock Units or reinvested in additional Restricted Stock Units, which shall be subject to the same restrictions (including the achievement of any Performance Targets) as the underlying Award.
Section 9.07.     Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08.     Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.
ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01.     Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.
Section 10.02.     Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03.     Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.
The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.

Appendix B
Section 10.04.     Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of the Participant’s death, disability or retirement.
Section 10.05.     Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.
Section 10.06.     Dividend Equivalents. No dividends or other distributions shall be paid currently with respect to any Performance Shares during the applicable Period of Restriction; provided, however, any Award of Performance Shares may provide that any or all dividends or other distributions otherwise payable with respect to the underlying Shares during the applicable Performance Period be automatically deferred as dividend equivalents contingent upon the vesting of the underlying Performance Shares or reinvested in additional Performance Shares, which shall be subject to the same restrictions (including the achievement of any Performance Targets) as the underlying Award.
Section 10.07.     Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.
ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, the Committee may make an Award of Shares to any Employee or Director in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.
ARTICLE XII.
AMENDMENT, TERMINATION, AND DURATION
Section 12.01.     Amendment, Suspension, or Termination.
(a)    The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant’s rights provided for in Article XIV hereof) without the Participant’s consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply

Appendix B

with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company’s shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv)  materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.
(b)    If permitted by Code Section 409A and the regulations thereunder without resulting in any adverse tax consequences, but subject to Section 12.01(c), in the case of a Participant’s termination of employment by reason of death or disability, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to any Award subject to Performance Measures.
(c)    Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively; provided, however, that no amendment may accelerate the vesting or payment of an Award except in the case of a Participant’s death or disability. Except as provided in this Plan, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award, but the Committee may exercise negative discretion with respect to a Participant’s Award, which will result in a lower percentage of the Award becoming vested, exercisable or payable compared to the actual level of achievement.
(d)    Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.
Section 12.02.     Duration of the Plan and Shareholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XIII.
TAX WITHHOLDING
Section 13.01.     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company shall have the power and the right

Appendix B
to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, and local income and employment taxes required to be withheld with respect to the payment or exercise of such Award.
Section 13.02.     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (i) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares withheld and delivered to satisfy applicable withholding taxes in connection with the benefit provided under the Plan exceed the minimum amount of taxes required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE XIV.
CHANGE IN CONTROL
Section 14.01.     Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:
(a)    There is a report filed on Schedule 13D or Schedule 14D‑1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act), other than (1) the Company or any of its subsidiaries, (2) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (3) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors;
(b)    During any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Directors unless the election of each new Director (over such period) was approved or recommended by the vote of at least two‑thirds of the Directors then still in office who were Directors at the beginning of the period;
(c)    There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company’s Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors;
(d)    There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or

Appendix B

(e)    The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.
Section 14.02.     Company Remains Surviving Entity or Awards Assumed by Successor
(a)    Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 14.02(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:
(i)    the Participant’s employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or
(ii)    the Participant Terminates his or her employment or service for Good Reason.
(b)    If a Participant’s employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest in a prorated amount (as described below) and such prorated portion shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with the Award’s terms; provided, that any Participant who Terminates his or her employment or service for Good Reason must:
(i)    provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and
(ii)    allow the Company thirty (30) days to remedy such circumstances to the extent curable.
For purposes of this Section 14.02(b), the “prorated amount” will be based on the actual level of achievement against the Award’s Performance Targets during the Performance Period up to the date of the Change in Control and the number of full months that elapsed during the Award’s Performance Period up to, and as of, the date of the Change in Control. The Committee may, in good faith, adjust performance goals to account for the shortened Performance Period.
(c)    For purposes of this Article XIV, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:
(i)    Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

Appendix B
(ii)    Awards of Restricted Stock and Restricted Stock Units that are not subject to Performance Measures are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;
(iii)    Performance Shares, Performance Units and all other Awards subject to Performance Measures are converted into replacement awards that preserve the value of such Awards at the time of the Change in Control;
(iv)    the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and
(v)    the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.
Section 14.03.     Awards Not Assumed by Successor.
(a)    Upon the occurrence of a Change in Control in which the Company is not the surviving Company, any Awards made under this Plan that are not Assumed by the Post-CIC Entity and are not subject to Performance Measures shall become fully vested and exercisable on the date of the Change in Control. A prorated amount (as described below) of any Awards made under this Plan that are subject to Performance Measures shall immediately vest and become immediately payable in accordance with its terms (subject to Section 14.03(e)), and the following provisions of this Section 14.03 shall apply.
For purposes of this Section 14.03(a), the “prorated amount” will be based on the actual level of achievement against the Award’s Performance Targets during the Performance Period up to, and as of, the date of the Change in Control and the number of full months that elapsed during the Award’s Performance Period up to the date of the Change in Control. The Committee may, in good faith, adjust performance goals to account for the shortened Performance Period.
(b)    For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

Appendix B

(c)    The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.
(d)    The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.
(e)    Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.
ARTICLE XV.
MISCELLANEOUS
Section 15.01.     Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 15.02.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 15.03.     Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at One Invacare Way, Elyria, Ohio 44035.
Section 15.04.     No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and forfeiture of any Awards.
Section 15.05.     No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.
Section 15.06.     Participation. No Employee shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.

Appendix B
Section 15.07.     Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 15.08.     Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 15.09.     Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.
(a)    Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict,

Appendix B

without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.
(b)    Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant’s estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.
Section 15.10.     No Rights as Shareholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 15.11.     Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 15.12.     Compliance with Code Section 409A.
(a)    To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of

Appendix B
Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.
(c)    If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.
(d)    Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
Section 15.13.     Clawback Rights. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company’s having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company’s exclusive remedy with respect to such matters.
Section 15.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

INVACARE CORPORATION
ONE INVACARE WAY
ELYRIA, OH 44035-4190

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2021 for shares held in a Plan. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2021 for shares held in a Plan. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41994-P53038-Z79490 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INVACARE CORPORATION

The Board of Directors recommends that you vote FOR All nominees in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1) Susan H. Alexander
2) Julie A. Beck
3) Petra Danielsohn-Weil, PhD
4) Stephanie L. Fehr
5) Diana S. Ferguson
6) Marc M. Gibeley
7) C. Martin Harris, M.D.
8) Matthew E. Monaghan
9) Clifford D. Nastas
10) Baiju R. Shah

The Board of Directors recommends you vote FOR proposals 2 through 4.

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the persons/trustees named in this proxy will vote the shares represented by this proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please promptly vote your proxy by internet, telephone or mail.

D41995-P53038-Z79490

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
Annual Meeting of Shareholders — May 20, 2021

This proxy is solicited by the Board of Directors

The undersigned hereby (i) appoints KATHLEEN P. LENEGHAN and ANTHONY C. LAPLACA, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company's Headquarters, One Invacare Way, Elyria, Ohio 44035, or at such other location as the Company may determine and publicly announce, on Thursday, May 20, 2021 at 8:30 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares and Class B Common Shares of the Company represented by this proxy as indicated on the reverse side.

NOTE TO PARTICIPANTS IN THE INVACARE RETIREMENT SAVINGS PLAN.
As a participant in the Invacare Retirement Savings Plan, you have the right to direct the Trustees for the Plan to vote the shares allocated to your Plan account. Participant voting directions will remain confidential. To direct the Trustees by mail to vote the shares allocated to your Plan account, please mark your voting instructions on this proxy and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustees by telephone or over the Internet to vote the shares allocated to your Plan account, please follow the instructions and use the control number given on the reverse side of this proxy. By executing this proxy, you authorize and direct the Trustees of the Plan to vote all of the shares allocated to your Plan account as indicated. If no such direction is given, said shares will be voted in the same proportions that all shares under the Plan for which instructions were received will be voted.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of the ten director nominees nominated by the Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Continued and to be signed on reverse side